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                           PURCHASE AND SALE AGREEMENT



                                 by and between

                          PLATINUM ENTERTAINMENT, INC.

                                       and

                            K-TEL INTERNATIONAL, INC.


                               as of March 3, 1997

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                                TABLE OF CONTENTS


                                                                            PAGE

ARTICLE I

PURCHASE AND SALE OF STOCK . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.1  STOCK. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  EXCLUDED BUSINESSES AND EXCLUDED ASSETS. . . . . . . . . . . . . .   2

ARTICLE II

CONSIDERATION AND MANNER OF PAYMENT. . . . . . . . . . . . . . . . . . . . .   3
     2.1  PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.2  ESCROWS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3  NET TANGIBLE BOOK VALUE. . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III

CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.1  CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.2  DELIVERIES BY SELLER . . . . . . . . . . . . . . . . . . . . . . .   5
     3.3  DELIVERIES BY BUYER. . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLER . . . . . . . . . . . . . . . . . .   7
     4.1  ORGANIZATION, GOOD STANDING AND CAPITALIZATION . . . . . . . . . .   7
     4.2  AUTHORITY; NO CONFLICT; APPROVALS. . . . . . . . . . . . . . . . .   9
     4.3  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . .  10
     4.4  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.5  TITLE TO ASSETS; ENCUMBRANCES; SUFFICIENCY . . . . . . . . . . . .  10
     4.6  TANGIBLE ASSETS AND REAL PROPERTY. . . . . . . . . . . . . . . . .  11
     4.7  ACCOUNTS RECEIVABLE. . . . . . . . . . . . . . . . . . . . . . . .  12
     4.8  INVENTORY. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.9  NO UNDISCLOSED LIABILITIES . . . . . . . . . . . . . . . . . . . .  13
     4.10 TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.11 NO MATERIAL ADVERSE CHANGE . . . . . . . . . . . . . . . . . . . .  13
     4.12 EMPLOYEE BENEFITS. . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS. .  14
     4.14 LEGAL PROCEEDINGS; ORDERS. . . . . . . . . . . . . . . . . . . . .  15
     4.15 ABSENCE OF CERTAIN CHANGES AND EVENTS. . . . . . . . . . . . . . .  16
     4.16 CONTRACTS; NO DEFAULTS; KEY CUSTOMERS. . . . . . . . . . . . . . .  17
     4.17 INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     4.18 ENVIRONMENTAL MATTERS. . . . . . . . . . . . . . . . . . . . . . .  20
     4.19 EMPLOYEES. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

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     4.20 LABOR DISPUTES; COMPLIANCE . . . . . . . . . . . . . . . . . . . .  21
     4.21 INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . . .  22
     4.22 BANK ACCOUNTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.23 DISCLOSURE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.24 RELATIONSHIPS WITH RELATED PERSONS . . . . . . . . . . . . . . . .  24
     4.25 BROKERS OR FINDERS . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.26 CERTAIN PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.27 CHANGE OF CONTROL PAYMENTS . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF BUYER. . . . . . . . . . . . . . . . . . .  25
     5.1  ORGANIZATION AND GOOD STANDING . . . . . . . . . . . . . . . . . .  25
     5.2  AUTHORITY; NO CONFLICT . . . . . . . . . . . . . . . . . . . . . .  26
     5.3  CERTAIN PROCEEDINGS. . . . . . . . . . . . . . . . . . . . . . . .  26
     5.4  BROKERS OR FINDERS . . . . . . . . . . . . . . . . . . . . . . . .  27
     5.5  INVESTMENT REPRESENTATIONS . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VI

COVENANTS OF SELLER. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     6.1  ACCESS AND INVESTIGATION . . . . . . . . . . . . . . . . . . . . .  27
     6.2  OPERATION OF THE BUSINESSES OF SELLER. . . . . . . . . . . . . . .  28
     6.3  NEGATIVE COVENANT. . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.4  APPROVALS OF GOVERNMENTAL BODIES . . . . . . . . . . . . . . . . .  29
     6.5  NOTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.6  BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.7  KIVES VOTING AGREEMENT . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII

COVENANTS OF BUYER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     7.1  APPROVALS OF GOVERNMENTAL BODIES . . . . . . . . . . . . . . . . .  30
     7.2  BEST EFFORTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     7.3  NOTIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII

ADDITIONAL AGREEMENTS. . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     8.1  PUBLIC DISCLOSURE AND CONFIDENTIALITY. . . . . . . . . . . . . . .  31
     8.2  AUDITORS' LETTERS. . . . . . . . . . . . . . . . . . . . . . . . .  31
     8.3  FILINGS; OTHER ACTION. . . . . . . . . . . . . . . . . . . . . . .  32
     8.4  LICENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.5  TAXES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.6  MEETING OF STOCKHOLDERS. . . . . . . . . . . . . . . . . . . . . .  34

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     8.7  RESTRICTIVE COVENANTS/NONCOMPETE . . . . . . . . . . . . . . . . .  35
     8.8  DELIVERY OF DISCLOSURE LETTER. . . . . . . . . . . . . . . . . . .  35
     8.9  TRANSITION ARRANGEMENT . . . . . . . . . . . . . . . . . . . . . .  35
     8.10 SELLER'S EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE IX

MUTUAL CONDITIONS PRECEDENT TO
PARTIES' OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . . . . .  36
     9.1  MUTUAL CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE X

CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO CLOSE . . . . . . . . . . . .  37
     10.1 ACCURACY OF REPRESENTATIONS. . . . . . . . . . . . . . . . . . . .  37
     10.2 THE SELLER'S PERFORMANCE . . . . . . . . . . . . . . . . . . . . .  37
     10.3 NO PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     10.4 NO PROHIBITION . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     10.5 MATERIAL ADVERSE CHANGE. . . . . . . . . . . . . . . . . . . . . .  38
     10.6 FINANCING. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XI

CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE . . . . . . . . . . . .  38
     11.1 ACCURACY OF REPRESENTATIONS. . . . . . . . . . . . . . . . . . . .  38
     11.2 BUYER'S PERFORMANCE. . . . . . . . . . . . . . . . . . . . . . . .  38
     11.3 NO PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     11.4 NO PROHIBITION . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XII

TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     12.1 TERMINATION BY MUTUAL CONSENT. . . . . . . . . . . . . . . . . . .  39
     12.2 TERMINATION BY EITHER SELLER OR BUYER. . . . . . . . . . . . . . .  39
     12.3 TERMINATION BY SELLER. . . . . . . . . . . . . . . . . . . . . . .  39
     12.4 TERMINATION BY BUYER . . . . . . . . . . . . . . . . . . . . . . .  40
     12.5 EFFECT OF TERMINATION; EARNEST MONEY ESCROW. . . . . . . . . . . .  40
     12.6 BREAK-UP FEE . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XIII

INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     13.1 SURVIVAL AND LIMITATIONS . . . . . . . . . . . . . . . . . . . . .  42
     13.2 INDEMNIFICATION OF BUYER . . . . . . . . . . . . . . . . . . . . .  43
     13.3 INDEMNIFICATION OF SELLER. . . . . . . . . . . . . . . . . . . . .  44

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     13.4 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS . . . . . . . . .  44
     13.5 HARRY FOX MATTERS. . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE XIV

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "AFFILIATES" . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "ACCOUNTANTS". . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "ACCOUNTS RECEIVABLE". . . . . . . . . . . . . . . . . . . . . . .  47
          "BEST EFFORTS" . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "BREACH" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "BUSINESS" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "BUYER'S CLOSING DOCUMENTS". . . . . . . . . . . . . . . . . . . .  47
          "CLOSING". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "CLOSING BALANCE SHEETS" . . . . . . . . . . . . . . . . . . . . .  47
          "CLOSING DATE" . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "CODE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "CONFIDENTIALITY AGREEMENT". . . . . . . . . . . . . . . . . . . .  48
          "CONSENTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "CONTEMPLATED TRANSACTIONS". . . . . . . . . . . . . . . . . . . .  48
          "CONTRACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "DISCLOSURE LETTER". . . . . . . . . . . . . . . . . . . . . . . .  48
          "DOMINION" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "DOMINION STOCK" . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "ENCUMBRANCE". . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "ENVIRONMENTAL AND SAFETY REQUIREMENTS". . . . . . . . . . . . . .  48
          "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "EXCHANGE ACT" . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "EXCLUDED BUSINESSES". . . . . . . . . . . . . . . . . . . . . . .  48
          "FACILITIES" . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          "FINANCIAL STATEMENTS" . . . . . . . . . . . . . . . . . . . . . .  49
          "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          "GOVERNMENTAL AUTHORIZATION" . . . . . . . . . . . . . . . . . . .  49
          "GOVERNMENTAL BODY". . . . . . . . . . . . . . . . . . . . . . . .  49
          "HAZARDOUS MATERIALS". . . . . . . . . . . . . . . . . . . . . . .  49
          "HSR ACT". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          "INSURANCE POLICIES" . . . . . . . . . . . . . . . . . . . . . . .  49
          "INTELLECTUAL PROPERTY". . . . . . . . . . . . . . . . . . . . . .  49
          "INTERIM BALANCE SHEET". . . . . . . . . . . . . . . . . . . . . .  50
          "INVENTORY". . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "IRS". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "KTI". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "KTI STOCK". . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "KNOWLEDGE". . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

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          "LEGAL REQUIREMENT". . . . . . . . . . . . . . . . . . . . . . . .  50
          "LICENSE AGREEMENTS" . . . . . . . . . . . . . . . . . . . . . . .  50
          "MATERIAL CONTRACT". . . . . . . . . . . . . . . . . . . . . . . .  50
          "MAUREEN CATALOG". . . . . . . . . . . . . . . . . . . . . . . . .  50
          "MBCA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "NET TANGIBLE BOOK VALUE". . . . . . . . . . . . . . . . . . . . .  50
          "NON-EXCLUSIVE TERRITORY". . . . . . . . . . . . . . . . . . . . .  51
          "NTBV SCHEDULE". . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "OLD TOWN CATALOG" . . . . . . . . . . . . . . . . . . . . . . . .  51
          "ORDER". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "ORDINARY COURSE OF BUSINESS". . . . . . . . . . . . . . . . . . .  51
          "ORGANIZATIONAL DOCUMENTS" . . . . . . . . . . . . . . . . . . . .  51
          "PERSON" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "PRELIMINARY BOOK VALUE" . . . . . . . . . . . . . . . . . . . . .  51
          "PROCEEDING" . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "PROPRIETARY RIGHTS AGREEMENT" . . . . . . . . . . . . . . . . . .  52
          "PROTEST NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "PURCHASE PRICE" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "RELATED PERSON" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "REPRESENTATIVE" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "RETAINED MUSIC BUSINESS". . . . . . . . . . . . . . . . . . . . .  52
          "REVIEW PERIOD". . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SECURITIES ACT" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SEC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "STOCK". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SUBSIDIARIES" . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SELLERS CLOSING DOCUMENTS". . . . . . . . . . . . . . . . . . . .  53
          "SELLER TRANSACTION DOCUMENTS" . . . . . . . . . . . . . . . . . .  53
          "SELLER GOVERNMENTAL AUTHORIZATIONS" . . . . . . . . . . . . . . .  53
          "TAX OR TAXES" . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          "THREATENED" . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XV

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     15.1 EXPENSES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     15.2 NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     15.3 FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . . .  54
     15.4 WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     15.5 ENTIRE AGREEMENT AND MODIFICATION. . . . . . . . . . . . . . . . .  54
     15.6 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS . . . . . . . .  55
     15.7 SEVERABILITY . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     15.8 SECTION HEADINGS, CONSTRUCTION . . . . . . . . . . . . . . . . . .  55
     15.9 GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . . . .  55

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     15.10     COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . .  55
     15.11     NO STRICT CONSTRUCTION. . . . . . . . . . . . . . . . . . . .  55

ARTICLE I      PURCHASE AND SALE OF STOCK. . . . . . . . . . . . . . . . . .   1
     1.1  Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.2  Excluded Businesses and Excluded Assets. . . . . . . . . . . . . .   2

ARTICLE II          CONSIDERATION AND MANNER OF PAYMENT. . . . . . . . . . .   3
     2.1  Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.2  Escrows. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     2.3  Net Tangible Book Value. . . . . . . . . . . . . . . . . . . . . .   4

ARTICLE III         CLOSING. . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.1  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
     3.2  Deliveries by Seller . . . . . . . . . . . . . . . . . . . . . . .   5
     3.3  Deliveries by Buyer. . . . . . . . . . . . . . . . . . . . . . . .   7

ARTICLE IV     REPRESENTATIONS AND WARRANTIES OF SELLER. . . . . . . . . . .   7
     4.1  Organization, Good Standing and Capitalization . . . . . . . . . .   7
     4.2  Authority; No Conflict; Approvals. . . . . . . . . . . . . . . . .   9
     4.3  Financial Statements . . . . . . . . . . . . . . . . . . . . . . .  10
     4.4  Books and Records. . . . . . . . . . . . . . . . . . . . . . . . .  10
     4.5  Title to Assets; Encumbrances; Sufficiency . . . . . . . . . . . .  10
     4.6  Tangible Assets and Real Property. . . . . . . . . . . . . . . . .  11
     4.7  Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . .  12
     4.8  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.9  No Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . .  13
     4.10 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.11 No Material Adverse Change . . . . . . . . . . . . . . . . . . . .  13
     4.12 Employee Benefits. . . . . . . . . . . . . . . . . . . . . . . . .  13
     4.13 Compliance with Legal Requirements; Governmental Authorizations. .  14
     4.14 Legal Proceedings; Orders. . . . . . . . . . . . . . . . . . . . .  15
     4.15 Absence of Certain Changes and Events. . . . . . . . . . . . . . .  16
     4.16 Contracts; No Defaults; Key Customers. . . . . . . . . . . . . . .  17
     4.17 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
     4.18 Environmental Matters. . . . . . . . . . . . . . . . . . . . . . .  20
     4.19 Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
     4.20 Labor Disputes; Compliance . . . . . . . . . . . . . . . . . . . .  21
     4.21 Intellectual Property. . . . . . . . . . . . . . . . . . . . . . .  22
     4.22 Bank Accounts. . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.23 Disclosure . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
     4.24 Relationships with Related Persons . . . . . . . . . . . . . . . .  24
     4.25 Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.26 Certain Payments . . . . . . . . . . . . . . . . . . . . . . . . .  25
     4.27 Change of Control Payments . . . . . . . . . . . . . . . . . . . .  25

ARTICLE V      REPRESENTATIONS AND WARRANTIES OF BUYER . . . . . . . . . . .  25
     5.1  Organization and Good Standing . . . . . . . . . . . . . . . . . .  25
     5.2  Authority; No Conflict . . . . . . . . . . . . . . . . . . . . . .  26
     5.3  Certain Proceedings. . . . . . . . . . . . . . . . . . . . . . . .  26
     5.4  Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . .  27
     5.5  Investment Representations . . . . . . . . . . . . . . . . . . . .  27

ARTICLE VI     COVENANTS OF SELLER . . . . . . . . . . . . . . . . . . . . .  27
     6.1  Access and Investigation . . . . . . . . . . . . . . . . . . . . .  27
     6.2  Operation of the Businesses of Seller. . . . . . . . . . . . . . .  28
     6.3  Negative Covenant. . . . . . . . . . . . . . . . . . . . . . . . .  28
     6.4  Approvals of Governmental Bodies . . . . . . . . . . . . . . . . .  29
     6.5  Notification . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.6  Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     6.7  Kives Voting Agreement . . . . . . . . . . . . . . . . . . . . . .  30

ARTICLE VII    COVENANTS OF BUYER. . . . . . . . . . . . . . . . . . . . . .  30
     7.1  Approvals of Governmental Bodies . . . . . . . . . . . . . . . . .  30
     7.2  Best Efforts . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     7.3  Notification . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE VIII   ADDITIONAL AGREEMENTS . . . . . . . . . . . . . . . . . . . .  31
     8.1  Public Disclosure and Confidentiality. . . . . . . . . . . . . . .  31
     8.2  Auditors' Letters. . . . . . . . . . . . . . . . . . . . . . . . .  31
     8.3  Filings; Other Action. . . . . . . . . . . . . . . . . . . . . . .  32
     8.4  Licenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
     8.5  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     8.6  Meeting of Stockholders. . . . . . . . . . . . . . . . . . . . . .  34
     8.7  Restrictive Covenants/Noncompete . . . . . . . . . . . . . . . . .  35
     8.8  Delivery of Disclosure Letter. . . . . . . . . . . . . . . . . . .  35
     8.9  Transition Arrangement . . . . . . . . . . . . . . . . . . . . . .  35
     8.10 Seller's Employees . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE IX     MUTUAL CONDITIONS PRECEDENT TO PARTIES'
               OBLIGATION TO CLOSE . . . . . . . . . . . . . . . . . . . . .  36
     9.1  Mutual Conditions. . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE X      CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO
               CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     10.1 Accuracy of Representations. . . . . . . . . . . . . . . . . . . .  37
     10.2 The Seller's Performance . . . . . . . . . . . . . . . . . . . . .  37
     10.3 No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     10.4 No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . .  37
     10.5 Material Adverse Change. . . . . . . . . . . . . . . . . . . . . .  38
     10.6 Financing. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE XI     CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO
               CLOSE . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     11.1 Accuracy of Representations. . . . . . . . . . . . . . . . . . . .  38
     11.2 Buyer's Performance. . . . . . . . . . . . . . . . . . . . . . . .  38
     11.3 No Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . .  38
     11.4 No Prohibition . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE XII    TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . .  39
     12.1 Termination by Mutual Consent. . . . . . . . . . . . . . . . . . .  39
     12.2 Termination by either Seller or Buyer. . . . . . . . . . . . . . .  39
     12.3 Termination by Seller. . . . . . . . . . . . . . . . . . . . . . .  39
     12.4 Termination by Buyer . . . . . . . . . . . . . . . . . . . . . . .  40
     12.5 Effect of Termination; Earnest Money Escrow. . . . . . . . . . . .  40
     12.6 Break-Up Fee . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

ARTICLE XIII   INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . .  42
     13.1 Survival and Limitations . . . . . . . . . . . . . . . . . . . . .  42
     13.2 Indemnification of Buyer . . . . . . . . . . . . . . . . . . . . .  43
     13.3 Indemnification of Seller. . . . . . . . . . . . . . . . . . . . .  44
     13.4 Indemnification Procedure for Third Party Claims . . . . . . . . .  44
     13.5 Harry Fox Matters. . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE XIV    DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "AFFILIATES" . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "ACCOUNTANTS". . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "ACCOUNTS RECEIVABLE". . . . . . . . . . . . . . . . . . . . . . .  47
          "BEST EFFORTS" . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "BREACH" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "BUSINESS" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "BUYER'S CLOSING DOCUMENTS". . . . . . . . . . . . . . . . . . . .  47
          "CLOSING". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
          "CLOSING BALANCE SHEETS" . . . . . . . . . . . . . . . . . . . . .  47
          "CLOSING DATE" . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "CODE" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "CONFIDENTIALITY AGREEMENT". . . . . . . . . . . . . . . . . . . .  48
          "CONSENTS" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "CONTEMPLATED TRANSACTIONS". . . . . . . . . . . . . . . . . . . .  48
          "CONTRACT" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "DISCLOSURE LETTER". . . . . . . . . . . . . . . . . . . . . . . .  48
          "DOMINION" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "DOMINION STOCK" . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "ENCUMBRANCE". . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "ENVIRONMENTAL AND SAFETY REQUIREMENTS". . . . . . . . . . . . . .  48
          "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
          "EXCHANGE ACT" . . . . . . . . . . . . . . . . . . . . . . . . . .  48

          "EXCLUDED BUSINESSES". . . . . . . . . . . . . . . . . . . . . . .  48
          "FACILITIES" . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          "FINANCIAL STATEMENTS" . . . . . . . . . . . . . . . . . . . . . .  49
          "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          "GOVERNMENTAL AUTHORIZATION" . . . . . . . . . . . . . . . . . . .  49
          "GOVERNMENTAL BODY". . . . . . . . . . . . . . . . . . . . . . . .  49
          "HAZARDOUS MATERIALS". . . . . . . . . . . . . . . . . . . . . . .  49
          "HSR ACT". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
          "INSURANCE POLICIES" . . . . . . . . . . . . . . . . . . . . . . .  49
          "INTELLECTUAL PROPERTY". . . . . . . . . . . . . . . . . . . . . .  49
          "INTERIM BALANCE SHEET". . . . . . . . . . . . . . . . . . . . . .  50
          "INVENTORY". . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "IRS". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "KTI". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "KTI STOCK". . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "KNOWLEDGE". . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "LEGAL REQUIREMENT". . . . . . . . . . . . . . . . . . . . . . . .  50
          "LICENSE AGREEMENTS" . . . . . . . . . . . . . . . . . . . . . . .  50
          "MATERIAL CONTRACT". . . . . . . . . . . . . . . . . . . . . . . .  50
          "MAUREEN CATALOG". . . . . . . . . . . . . . . . . . . . . . . . .  50
          "MBCA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
          "NET TANGIBLE BOOK VALUE". . . . . . . . . . . . . . . . . . . . .  50
          "NON-EXCLUSIVE TERRITORY". . . . . . . . . . . . . . . . . . . . .  51
          "NTBV SCHEDULE". . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "OLD TOWN CATALOG" . . . . . . . . . . . . . . . . . . . . . . . .  51
          "ORDER". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "ORDINARY COURSE OF BUSINESS". . . . . . . . . . . . . . . . . . .  51
          "ORGANIZATIONAL DOCUMENTS" . . . . . . . . . . . . . . . . . . . .  51
          "PERSON" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "PRELIMINARY BOOK VALUE" . . . . . . . . . . . . . . . . . . . . .  51
          "PROCEEDING" . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
          "PROPRIETARY RIGHTS AGREEMENT" . . . . . . . . . . . . . . . . . .  52
          "PROTEST NOTICE. . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "PURCHASE PRICE" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "RELATED PERSON" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "REPRESENTATIVE" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "RETAINED MUSIC BUSINESS". . . . . . . . . . . . . . . . . . . . .  52
          "REVIEW PERIOD". . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SECURITIES ACT" . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SEC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "STOCK". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SUBSIDIARIES" . . . . . . . . . . . . . . . . . . . . . . . . . .  52
          "SELLERS CLOSING DOCUMENTS". . . . . . . . . . . . . . . . . . . .  53
          "SELLER TRANSACTION DOCUMENTS" . . . . . . . . . . . . . . . . . .  53

          "SELLER GOVERNMENTAL AUTHORIZATIONS" . . . . . . . . . . . . . . .  53
          "TAX OR TAXES" . . . . . . . . . . . . . . . . . . . . . . . . . .  53
          "THREATENED" . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

ARTICLE XV     GENERAL PROVISIONS. . . . . . . . . . . . . . . . . . . . . .  53
     15.1 Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     15.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
     15.3 Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .  54
     15.4 Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
     15.5 Entire Agreement and Modification. . . . . . . . . . . . . . . . .  54
     15.6 Assignments, Successors, and No Third-Party Rights . . . . . . . .  55
     15.7 Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     15.8 Section Headings, Construction . . . . . . . . . . . . . . . . . .  55
     15.9 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     15.10 Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . .  55
     15.11 No Strict Construction. . . . . . . . . . . . . . . . . . . . . .  55

                           PURCHASE AND SALE AGREEMENT

     This Purchase and Sale Agreement (this "Agreement") is made as of March 3, 1997 by and between PLATINUM ENTERTAINMENT, INC., a Delaware corporation ("Buyer") and K-TEL INTERNATIONAL, INC., a Delaware corporation ("Seller"). Capitalized terms that are not otherwise defined in this Agreement are defined in Article 14.

     The parties, intending to be legally bound, agree as follows:

     WHEREAS, Seller is engaged in the business of recording, releasing, licensing, publishing, distributing and otherwise exploiting recorded music products on a worldwide basis ("Seller's Music Business");

     WHEREAS, Buyer desires to buy, and Seller desires to sell, all of Seller's Music Business, except for the Retained Music Business (the "Business");

     WHEREAS, Seller engages in the Business solely through two wholly owned subsidiaries, K-tel International (USA), Inc., a Minnesota corporation ("KTI") and Dominion Entertainment, Inc., a Minnesota corporation
("Dominion", together with KTI, the "Subsidiaries");

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Business by acquiring all of the issued and outstanding capital stock of the Subsidiaries, all upon the terms and subject to the conditions set forth below; and

     WHEREAS, the parties have agreed that the transactions contemplated hereby be treated as an asset sale pursuant to Sec. 338(h) of the Code.

     NOW THEREFORE, in consideration of the mutual covenants of the parties set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF STOCK

     1.1 STOCK. On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller shall sell to Buyer, free and clear of all Encumbrances (except for Encumbrances on the subsequent sale or transfer by Buyer of the Stock under federal and state securities laws or created by Buyer), and Buyer is purchasing from Seller, all of the issued and outstanding capital stock of KTI (the "KTI Stock") and Dominion (the "Dominion Stock", together with the KTI Stock, the "Stock").

     1.2  EXCLUDED BUSINESSES AND EXCLUDED ASSETS.

          (a) Buyer and Seller each acknowledge and agree that Buyer is not acquiring (i) Seller's consumer products business which is not related to the Business (the "Consumer Products Business"), (ii) Seller's video business (the "Video Business"), and (iii) Seller's infomercial business, including infomercials for music and entertainment products (the "Infomercial Business", together with the Consumer Products Business and the Video Business, collectively referred to herein as the "Excluded Businesses"). It is further agreed that Seller or a subsidiary of Seller other than the Subsidiaries will retain (i) the Old Town Catalog and the Maureen Catalog, and (ii) the claims arising prior to the Closing Date and related judgments and settlement proceeds in connection with the pending or settled actions against Tring, San Juan Music, Marshall Sehorn and related entities (collectively the "Excluded Assets"). In connection therewith, Seller agrees that it will, prior to the Closing, (A) transfer and assign to the Subsidiaries all of the right, title and interest in and to the assets (including, without limitation, all licenses and other related contracts) related to the Business which are not owned by the Subsidiaries as of the date hereof and (B) transfer and assign to Seller or one of its other subsidiaries, as may be determined by Seller, all right, title and interest in and to the Excluded Businesses or any assets specifically related thereto and the Excluded Assets to the extent owned by the Subsidiaries. In connection with the transfers and assignments by the Subsidiaries contemplated in the immediately preceding sentence, Seller shall provide Buyer with all documentation used to effect such transfers and assignments immediately upon such documentation becoming available. Notwithstanding the above, the parties specifically agree that the "Country 101" property/music rights will be acquired by Buyer hereunder and be deemed to be part of the Business. In connection with the Excluded Assets referred to in clause (ii) above of the sentence defining Excluded Assets and after Closing, Buyer shall, and shall cause the Subsidiaries to, take such reasonable action, at Seller's expense, as Seller may reasonably request to effect recovery of such claims, judgments and settlements and to deliver to Seller promptly upon receipt any funds received by Buyer or the Subsidiaries with respect to such claims, judgments and settlements.

          (b) The parties acknowledge and agree that the Business being acquired by Buyer includes, but is not limited to, the worldwide rights to all trademarks, service marks, and trade names, and all registrations therefore, used in connection with the Business worldwide, with the exception of the Retained Territory and the exclusive use of the name "K-tel" solely in the corporate name of Seller or its Affiliates. Notwithstanding the foregoing, Buyer agrees that promptly after the Closing, it will take those steps required to change the corporate name of KTI to delete the words "K-tel". Seller further agrees that, except as otherwise specifically provided for herein, at no time after the Closing will it or any of its subsidiaries, Affiliates, or Related Persons use, in any manner, the words "K-tel", or any other name or mark similar thereto, in connection with the manufacture, distribution, advertising, promotion, or sale of consumer entertainment products (other than non-musical videos)
     (i) except to truthfully disclose the correct corporate name of Seller or its Affiliates solely on the packaging of such products where Seller's or its Affiliate's direct connection with such product is described (i.e.,
     "manufactured by ..." or "distributed by ....") and (ii) except for the

     Retained Music Business or in the Retained Territory. The display of Seller's corporate name shall be in a manner customary to the trade and without differentiation or emphasis (such as, but not limited to, different color, typeface, size, or boxing). Seller and its subsidiaries (other than the Subsidiaries) shall also be entitled to export phonorecords bearing the "K-tel" name solely from the Retained Territories to the Non-Exclusive Territory; provided, however, that (i) such phonorecords shall have been originally commercially released in the Retained Territories, (ii) such phonorecords are solely in finished manufactured form, and (iii) the use of the "K-tel" name on such phonorecords shall be limited to the identical form and manner of display of the "K-tel" name as used on the original release by Seller of such phonorecords in the Retained Territories. After Closing, Buyer agrees that Buyer and its subsidiaries (including the Subsidiaries), Affiliates or Related Persons will not use the word "K-tel" in their respective corporate names or the assumed business name under which it conducts business. Seller and its Affiliates agree, at the Closing, to assign to Buyer the intellectual property rights provided under this SECTION 1.2(b).


                                   ARTICLE II

                       CONSIDERATION AND MANNER OF PAYMENT

     2.1 PURCHASE PRICE. The aggregate purchase price for the Stock (the "Purchase Price") to be paid by Buyer to Seller shall be (i) $35,000,000 to be paid at Closing, and (ii) plus the amount of the aggregate positive Net Tangible Book Value (as defined below) or minus the amount of the aggregate negative Net Tangible Book Value, as the case may be, of the Subsidiaries on the Closing Date to be paid pursuant to SECTION 2.3 below (the "Final Net Tangible Book Value"). The portion of the Purchase Price to be paid at Closing shall be paid by wire transfer of immediately available funds to an account designated, in writing, to the Buyer.

     2.2  ESCROWS.

          (a) The parties hereto agree that upon execution of this Agreement, Buyer will deposit into an interest bearing escrow account with a lending institution an earnest money deposit equal to $1,750,000 (the "Earnest Money Escrow") pursuant to the terms of an Earnest Money Escrow Agreement, attached hereto as EXHIBIT 2.2(a) (the "Earnest Money Escrow Agreement").

          (b) The parties hereto acknowledge that the Harry Fox Agency is currently auditing the Business for the period of October 6, 1984 through June 30, 1994 (the "Harry Fox Audit") and that Seller has established a reserve for such audits (as set forth in PART 2.3(a) OF THE DISCLOSURE LETTER) which will be used in connection with the calculation of the Final Net Tangible Book Value (the "Harry Fox Reserve"). In connection therewith, the parties hereto agree that $1,000,000 of the Purchase Price due at Closing to Seller shall be placed in an interest bearing escrow account (the "Harry Fox Escrow") pursuant to the terms of a Harry Fox Escrow Agreement, attached hereto as EXHIBIT 2.2(b) (the "Harry Fox Escrow Agreement).
                                       3

          (c) The parties hereto agree that $2,000,000 of the Purchase Price due at Closing to Seller shall be placed in an interest bearing escrow account (the "Indemnity Escrow"), pursuant to the terms of an Indemnity Escrow Agreement, attached hereto as EXHIBIT 2.2(c) which escrowed funds shall secure Seller's indemnification obligations to Buyer and its Affiliates under this Agreement.

     2.3  NET TANGIBLE BOOK VALUE.

          (a) For purposes of this Agreement, the term "Net Tangible Book Value" shall mean all of the tangible net assets of the Subsidiaries less all of the liabilities of the Subsidiaries set forth on the unaudited balance sheets of the Subsidiaries as of the Closing Date (the "Closing Balance Sheets"), determined using GAAP, consistently applied by Seller. The parties agree that the Final Net Tangible Book Value calculation shall specifically (i) exclude all Excluded Assets and all assets and liabilities associated with the Excluded Businesses and the Retained Music Business,
     (ii) exclude all intercompany payables and receivables to or from Seller and Affiliates of the Seller which shall be written-off, distributed to or purchased by Seller (as Seller may determine) or assumed by Seller, as the case may be, prior to the Closing and (iii) include the reserves referred to in PART 2.3(a) OF THE DISCLOSURE LETTER.

          (b) PART 2.3(b) OF THE DISCLOSURE LETTER sets forth the balance sheets for each of the Subsidiaries as of January 31, 1997 (the "Preliminary Balance Sheets") and a calculation of the Net Tangible Book Value as of such date (the "Preliminary Net Tangible Book Value") in accordance with SECTION 2.3(a) indicating a negative Preliminary Net Tangible Book Value of $4,874,000. The parties agree that the Purchase Price due at Closing shall be equal to $30,126,000 ($35 million less the negative Preliminary Net Tangible Book Value); provided that the parties shall use all reasonable efforts, in good faith, to reach agreement on the Net Tangible Book Value as of a date closer to the Closing Date which utilizes the same assumptions and methodology as used in PART 2.3(b) OF THE DISCLOSURE LETTER. If such an agreement can be reached, the amount agreed to shall become the "Preliminary Net Tangible Book Value" as set forth herein. If the parties are unable to reach such an agreement, the Preliminary Net Tangible Book Value (as used herein) shall be the amount set forth above in this SECTION 2.3(b).

          (c) As soon as practicable following the Closing, but in no event later than 60 days following the Closing, Buyer and Seller each agree to cause the Minneapolis office of Arthur Andersen, LLP ("AA") to prepare and deliver to Buyer and Seller the Closing Balance Sheets and the calculation of Final Net Tangible Book Value which utilizes the same assumptions and methodology as used in PART 2.3(b) OF THE DISCLOSURE LETTER (the "NTBV Schedule") promptly upon their completion. The Final Net Tangible Book Value shall be determined as follows:

              (i) For a period of 10 business days (the "Review Period") after delivery of Closing Balance Sheet and the NTBV Schedule, Seller and Buyer shall each have an opportunity to review and substantiate the Closing Balance Sheets and NTBV Schedule. During the Review Period, each party agrees to provide to the other all necessary accounting records and supporting documentation, as may be requested, so that each of the Buyer and Seller may complete its review of the Closing Balance Sheets and NTBV Schedule. Upon expiration of the Review Period, Seller and Buyer shall each have 5 business days to deliver written notice (the "Protest Notice") to the other of any objections, and the basis therefor, that it may have to the Closing Balance Sheets and the NTBV Schedule.

             (ii) If Buyer and Seller are unable to resolve any disagreement between them within 15 days following receipt of any Protest Notice, then the items in dispute will be referred to the Minneapolis office of Ernst & Young, L.L.P. (the "Accountants") for final determination. The determination made by the Accountants shall be final and binding on the parties.

            (iii) If the Final Net Book Value is greater (i.e., a higher positive amount on the positive side or less negative on the negative side) than the Preliminary Net Tangible Book Value, Buyer shall pay to Seller the amount of such excess by wire transfer of immediately available funds to an account designated, in writing, by Seller. If the Final Net Book Value is less than the Preliminary Net Book Value (i.e, lower positive amount on the positive side or a larger negative amount on the negative side), Seller shall pay to Buyer the amount of such deficiency by wire transfer of immediately available funds to an account designated, in writing, by Buyer. All such payments due under this SECTION 2.3(c) shall be paid within 5 business days after final determination of the Final Net Tangible Book Value.

     The fees and expenses of the AA and the Accountants incurred pursuant to this SECTION 2.3(c) will be borne one-half by Buyer and one-half by Seller.


                                   ARTICLE III

                                     CLOSING

     3.1 CLOSING. The closing (the "Closing") of the transactions contemplated by this Agreement will take place at the offices of Katten Muchin & Zavis, counsel to Buyer, at 525 West Monroe, Suite 1600, Chicago, Illinois 60661, at 10:00 a.m. (local time) on a date to be specified by the parties, which shall be no earlier than five (5) business days and no later than ten (10) business days after the satisfaction or waiver of the conditions set forth in Articles 9, 10 and 11 or at such other time, date and location as the parties may agree (the "Closing Date"). Subject to the provisions of Article 12, failure to consummate the Contemplated Transactions on the Closing Date will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     3.2 DELIVERIES BY SELLER. At the Closing, Seller shall deliver to Buyer (the "Seller's Closing Documents"):

          (a) certificates representing the Stock, duly endorsed (or accompanied by duly executed stock powers) for transfer to Buyer;

          (b) A certificate executed by Seller to the effect that (i) the Seller's representations and warranties in this Agreement were accurate as stated herein as of the date of this Agreement and are accurate as stated herein as of the Closing Date as if made on the Closing Date (giving full effect to any supplements delivered by the Seller to Buyer prior to the Closing Date in accordance with SECTION 6.5), except to the extent to which such representations and warranties are specifically stated to be as of a different date, and (ii) the Seller has performed and complied in all material respects with all covenants and conditions required to be performed, or complied with, by it hereunder prior to or at the Closing;

          (c) Resignations of all officers and directors of each of KTI and Dominion;

          (d) A Good Standing Certificate (dated within five business days prior to the Closing Date) for KTI and Dominion from all states in which they are authorized to do business;

          (e) A copy of the KTI's and Dominion's Articles of Incorporation and all amendments thereto, certified by the Secretary of State of Minnesota, and a copy of KTI's and Dominion's By-laws, and all amendments thereto, certified by the Secretary of each of KTI and Dominion; and

          (f) An opinion of Kaplan, Strangis and Kaplan, P.A., legal counsel to Seller and the Subsidiaries, dated the Closing Date, covering the matters set forth in EXHIBIT 3.2(f) attached hereto;

          (g)  The License Agreements, duly executed by Seller;

          (h)  The Harry Fox Escrow Agreement, duly executed by Seller;

          (i)  The Indemnity Escrow Agreement, duly executed by Seller;

          (j) A release in the form attached hereto as EXHIBIT 3.2(d), whereby Seller and its subsidiaries (other than the Subsidiaries) shall release the Subsidiaries from any and all liabilities or obligations of the Subsidiaries except for the License Agreements;

          (k)  The noncompetition agreements in the form attached hereto as
     EXHIBIT 8.7 from Seller and Philip Kives, duly executed by each of them;

          (l) A pay-off letter from TCF Bank Minnesota fsb, the secured lender of the Subsidiaries; and

          (m) Such other documents as Buyer may reasonably request for the purpose of consummating the Contemplated Transactions, each in form and substance reasonably acceptable to Buyer's and Seller's counsel.

     3.3 DELIVERIES BY BUYER. At the Closing, Buyer shall deliver to Seller (the "Buyer's Closing Deliveries"):

          (a) The Purchase Price, as provided in SECTION 2.1 (provided, in part, by the release of the Earnest Money Escrow to Seller), less (i) the amount of the Harry Fox Escrow which shall be funded by Buyer at Closing out of the Purchase Price due to Seller, and (ii) the amount of the Indemnity Escrow which shall be funded by Buyer at Closing out of the Purchase Price due to Seller;

          (b) A certificate executed by Buyer to the effect that (A) each of Buyer's representations and warranties in this Agreement was accurate as stated herein as of the date of this Agreement and is accurate as stated herein as of the Closing Date as if made on the Closing Date and (B) Buyer has performed and complied in all material respects with all covenants and conditions required to be performed or complied with by it prior to or at the Closing;

          (c) An opinion of Katten Muchin & Zavis, legal counsel to Buyer, dated the Closing Date, covering the matters set forth in EXHIBIT 3.3(c) attached hereto;

          (d)  The License Agreements, duly executed by Dominion and KTI;

          (e) The Harry Fox Escrow Agreement, duly executed by Seller and the escrow agent named therein;

          (f) The Indemnity Escrow Agreement, duly executed by Seller and the escrow agent named therein; and

          (g) Such other documents as Seller may reasonably request for the purpose of consummating the Contemplated Transactions, each in form and substance reasonably acceptable to Buyer's and Seller's counsel.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer, as of the date of this Agreement and as of the Closing Date (except to the extent such representations or warranties are specifically stated to be as of a different date), as follows:

     4.1  ORGANIZATION, GOOD STANDING AND CAPITALIZATION.

          (a) Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota with full corporate power and authority to conduct its business as it is now being conducted, to own, hold under lease, or otherwise possess or use the properties and assets that it purports to own, hold under lease, or otherwise possess or use, and to perform all its obligations under the contracts to which it is a party or by which it is bound. Each of KTI and Dominion is a corporation duly organized, validly existing, and in good standing under the laws of the State of Minnesota, with full corporate power and authority to conduct its business as it is now being conducted, to own, hold under lease, or otherwise possess or use the properties and assets that it purports to own, hold under lease, or otherwise possess or use, and to perform all its obligations under the contracts to which it is a party or by which it is bound. PART 4.1(a) OF THE DISCLOSURE LETTER sets forth each other jurisdiction in which each of KTI and Dominion is qualified to do business in accordance with the laws of such jurisdiction. The Subsidiaries are duly qualified to do business as foreign corporations and are in good standing under the laws of each state or other jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by them, except where the failure to be so qualified, individually or in the aggregate, would not have a material adverse effect on the Business as a whole.

          (b) PART 4.1(b) OF THE DISCLOSURE LETTER includes copies of the Organizational Documents of each of KTI and Dominion, as currently in effect.

          (c) The authorized equity securities of KTI consists of 5,000,000 shares of common stock, $.01 par value, of which 1,000 shares are issued and outstanding and constitute the KTI Stock. The authorized equity securities of Dominion consists of 5,000,000 shares of common stock, $.01 par value, of which 1,000 shares are issued and outstanding and constitute the Dominion Stock. Seller is, and on the Closing Date will be, the sole record and beneficial owner and holder of the Stock, free and clear of all Encumbrances, except as set forth in PART 4.1(c) OF THE DISCLOSURE LETTER. Upon consummation of the Contemplated Transactions, Buyer will be vested with good and valid title to the Stock, free and clear of all Encumbrances, except for Encumbrances on the subsequent sale or transfer by Buyer of the Stock under federal and state securities laws or created by Buyer. Except as set forth in PART 4.1(c) OF THE DISCLOSURE LETTER, no legend or other reference to any purported Encumbrance appears upon any certificate representing the Stock. All of the Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in PART 4.1(c) OF THE DISCLOSURE LETTER, there are not as of the date hereof, and there will not be on the Closing Date, any outstanding or authorized options, warrants, calls, rights (including preemptive rights), commitments or any other agreements of any character which Seller or any of the Subsidiaries is a party to, or may be bound by, requiring it to issue, transfer, grant, sell, purchase, redeem or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of the Subsidiaries. Except as set forth in PART 4.1(c) OF THE DISCLOSURE LETTER, there are not as of the date hereof, and there will not be at the Closing Date, any stockholder agreements, voting trusts or other agreements or understandings to which Seller or either of the Subsidiaries is a party or to which it is bound relating to the voting of any shares of the capital stock of the Subsidiaries. None of the outstanding equity securities or other securities of the Subsidiaries was issued, redeemed or repurchased in violation of the Securities Act or any securities or "blue sky" Legal Requirements. Neither of the Subsidiaries own, and has no contract or agreement, written or oral, to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

          (d) PART 4.1(d) OF THE DISCLOSURE LETTER contains a complete and accurate list of the current directors and officers of each of KTI and Dominion.

     4.2  AUTHORITY; NO CONFLICT; APPROVALS.

          (a) This Agreement constitutes and, when executed and delivered by Seller at Closing, the Seller's Closing Documents (collectively, the "Seller Transaction Documents"), to which Seller is a party, will constitute the legal, valid, and binding obligations of the Seller, enforceable against Seller in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditor's rights generally and by general equitable principles. Seller has the corporate power and authority to execute and deliver this Agreement and each of the Seller Transaction Documents to which it is a party and to perform its obligations under this Agreement and each of the Seller Transaction Documents. This Agreement has been, and the Seller Transaction Documents to which it is a party at Closing will be, duly executed and delivered by Seller.

          (b) The Board of Directors of Seller has approved the Contemplated Transaction. Except for the approval of the holders of the stockholders of Seller required by the Minnesota Business Corporation Act (the "MBCA"), no other approval of the stockholders of Seller or other corporate approval of Seller (or the Subsidiaries) is required in order for Seller to consummate the transactions contemplated by this Agreement.

          (c) Neither the execution and delivery of this Agreement nor the consummation by Seller of the Contemplated Transaction will (i) conflict with or result in any breach of any provision of the respective Organizational Documents of Seller or any of the Subsidiaries; (ii) require any consent, approval, authorization or permit of, or registration or filing with or notification to, any Governmental Body, except (A) in connection with the applicable requirements, if any, of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") or
     (B) pursuant to the applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder, and the Exchange Act, and the rules and regulations promulgated thereunder, including, without, limitation, a proxy statement and a Form 8-K; (iii) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration or lien or other charge or Encumbrance) under any of the terms, conditions or provisions of any indenture, note, license, lease, agreement or other instrument or obligation to which Seller or either of the Subsidiaries or any of their assets may be bound, except for such violations, breaches and defaults (or rights of termination, cancellation or acceleration or lien or other charge or encumbrance) as to which requisite waivers or consents will have been obtained prior to Closing or which, in the aggregate, would not have a material adverse effect on the Business as a whole or adversely affect the ability of Seller to consummate the transactions contemplated hereby, except as set forth in PART 4.2(c) OF THE DISCLOSURE LETTER; (iv) except as set forth in PART 4.2(c) OF THE DISCLOSURE LETTER, cause the suspension or revocation of any authorizations, consents, approvals or licenses currently in effect which would have a material adverse effect on the Business as a whole; or
     (v) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in this SECTION 4.2(d) are duly and timely obtained or made and the approval of the Contemplated Transaction by Seller's stockholders has been obtained, violate any (A) Legal Requirement except where such violation would not have a material adverse effect on the Business as a whole or (B) Order, applicable to Seller or either of the Subsidiaries or to any of their respective assets.

          (d) Except for (i) the approval by the Seller's stockholders of the Contemplated Transaction, and (ii) except as set forth in PART 4.2(d) OF THE DISCLOSURE LETTER, the Seller is not, and will not be, required to give any notice to or obtain any consent or approval from any Person which is not a Governmental Body in connection with the execution and delivery of this Agreement or any of the Seller Transaction Documents or the consummation or performance of any of the Contemplated Transactions.

     4.3 FINANCIAL STATEMENTS. Seller has delivered to Buyer (a) audited balance sheets of each of KTI and Dominion as of June 30 for each of the fiscal years 1994 through 1996, and the related statements of operations and cash flows for each of the fiscal years ending June 30, 1994 through 1996, including in each case the notes thereto and (B) the unaudited balance sheet of each of KTI and Dominion at December 31, 1996 (the "Interim Balance Sheets") and the related unaudited/reviewed statements of operations and cash flows for the six-month period then ended (each of the financial statements delivered to Buyer pursuant to this SECTION 4.3 shall be referred to herein as the "Financial Statements"). The Financial Statements and notes fairly present the financial condition and results of operations of each of the Subsidiaries as at the respective dates thereof and for the periods therein referred to, all in accordance with GAAP, except that the unaudited financial statements do not include footnote disclosure of the type associated with audited financial statements and were or are subject to normal and recurring year-end adjustments which were not or are not expected to be materially adverse in amount. The Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as may otherwise be specifically described therein.

     4.4 BOOKS AND RECORDS. The books of account and other records of each of the Subsidiaries, all of which have been made available to Buyer, are complete and correct in all material respects and have been maintained in all material
respects in accordance with sound business practices.    Without limiting the
generality of the foregoing, the minute books of each of the Subsidiaries contain complete and accurate records of all official meetings held of, and corporate action taken by, the shareholders, the boards of directors, and committees of the boards of directors of such Subsidiary, and no meeting of any such shareholders, board of directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of each Subsidiary or otherwise delivered by Seller to Buyer.

     4.5  TITLE TO ASSETS; ENCUMBRANCES; SUFFICIENCY.  Except as set forth in
PART 4.5 OF THE DISCLOSURE LETTER, neither Seller, nor any of its subsidiaries or Affiliates (other than KTI and Dominion) own any of the tangible assets used in connection with the Business. Each Subsidiary has good and valid title to all the tangible properties and assets reflected as owned in the books and records of each Subsidiary, including all of the tangible properties and assets reflected in the Interim Balance Sheets (except for personal property sold or disposed of since the date of the Interim Balance Sheets in the Ordinary Course of Business), free and clear of any Encumbrances, except for any encumbrances, any mechanics or other statutory liens, any lien of taxes not yet due and payable, liens or security interests which will be released at or prior to Closing, and imperfections or irregularities of title, as do not materially detract from the value of or materially interfere with the use of the properties or assets subject thereto, or affected thereby). All of the tangible properties and assets purchased or otherwise acquired by each Subsidiary since the date of the Interim Balance Sheets (except for supplies, inventory, and personal property acquired since the date of the Interim Balance Sheets in the Ordinary Course of Business) are listed in PART 4.5 OF THE DISCLOSURE LETTER. At Closing, the Subsidiaries will own, lease or license all of the tangible assets which are necessary for the conduct and operation of the Business as it is presently conducted, except as set forth in PART 4.5 OF THE DISCLOSURE LETTER.

     4.6  TANGIBLE ASSETS AND REAL PROPERTY.

          (a) Except as set forth in PART 4.6(a) OF THE DISCLOSURE LETTER, all of the material tangible assets used by the Subsidiaries are located at the Facilities, are in operating condition and repair and free of material defects and are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or costs. Except as set forth on PART 4.6(a) OF THE DISCLOSURE LETTER, all of the material tangible assets are either owned by either Subsidiary or held under a lease. All such material leases are valid and in full force and effect and neither the Subsidiaries, nor to the knowledge of Seller, any other party thereto, is in default under any of such leases and no event has occurred which with the giving of notice or the passage of time or both could constitute a default under any of such leases. All leases for material tangible assets used by the Subsidiaries with Affiliates and related parties, if any, are identified as such on PART 4.6(a) OF THE DISCLOSURE LETTER, and carry terms and conditions no less favorable nor more favorable in all material respects to the Subsidiaries than those which could have obtained in arm's-length transactions with unrelated third parties.

          (b) Neither of the Subsidiaries owns any real property. PART 4.6(b) OF THE DISCLOSURE LETTER sets forth all of the leasehold and other interests in real property used in connection with the Business (the "Facilities") and the leases or other agreements under which the Facilities are used (the "Facilities Leases"). The Facilities Leases are in full force and effect and no default by the Subsidiaries or, to the knowledge of Seller, by any other party thereto has occurred and is continuing under any of the Facilities Leases. Either of the Subsidiaries (and not the Seller or its Affiliates) are the lessees under the Facilities Leases. To the knowledge of Seller except as set forth in PART 4.6(b) OF THE DISCLOSURE
     LETTER:

              (i) Each of the Subsidiaries has all easements and rights necessary to conduct the Business on or at the Facilities as presently conducted;

             (ii) No portion of the Facilities is subject to any pending condemnation proceeding or proceeding by any public or quasi-public authority materially adverse to the Facilities and there is no threatened condemnation or proceeding with respect to the Facilities;

            (iii) The buildings and fixtures located on the Facilities including, without limitation, heating, ventilation, mechanical, electrical, sewer, sprinkler and air conditioning systems, roof, foundation and floors (the "Building and Fixtures"), have been properly maintained and are in operating condition in each case in all material respects. The Building and Fixtures are in operating condition in each case in all material respects, are substantially fit for the purposes for which they are being utilized and are not in need of any material repair or replacement;

             (iv) The Facilities (or the use, occupancy and ownership thereof) do not violate in any material respect any zoning, subdivision, health, safety, handicapped persons, landmark preservation, wetlands preservation, building, land use or other ordinances, laws, codes or regulations or any covenants, restrictions or other documents of record (including the Americans with Disabilities Act), nor, has any such violation been claimed by, nor has any notice of any violation been issued to Seller or either of the Subsidiaries by any governmental, public or quasi-public authority;

              (v) There are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Facilities used exclusively by either Subsidiary; and

             (vi) The Facilities are supplied with utilities and other services necessary for the operation of the Business as presently conducted, and all such services are adequate to conduct that portion of the Business presently conducted at the Facilities and are in accordance with all laws, ordinances, rules and regulations applicable to each of the Subsidiaries or the Facilities, except where failure to comply with such laws, ordinances, rules and regulations would not have individually or in the aggregate a material adverse effect on either of the Subsidiaries or in the operations of the Business as presently conducted.

     4.7 ACCOUNTS RECEIVABLE. To the knowledge of Seller, except as set forth in PART 4.7 OF THE DISCLOSURE LETTER, all accounts receivable of each Subsidiary (without regard to any reserve for bad debts) that are reflected on the Interim Balance Sheets or on the accounting records of each Subsidiary as of the Closing Date, which accounts receivable will be part of the calculation of the Final Net Book Value Calculation (collectively, the "Accounts Receivable") represent or will represent in all material respects valid obligations arising from sales actually made, services actually performed or rights granted, in the Ordinary
Course of Business.   Except as set forth in PART 4.7 OF THE DISCLOSURE LETTER,
there is no contest, claim, or asserted right of set-off other than returns in the Ordinary Course of Business in any agreement with any maker of an Accounts Receivable in a material amount.

     4.8  INVENTORY.  To the knowledge of Seller, except as set forth in PART
4.8 OF THE DISCLOSURE LETTER, all raw materials, components, work-in-process, finished products and supplies and merchandise inventory ("Inventory") owned by each Subsidiary are in good condition in all material respects and consists of items of a quality and quantity historically useable and saleable in the Ordinary Course of Business, except for items which are obsolete or below standard quality, all of which have been determined and written down to net realizable value in accordance with GAAP.

     4.9 NO UNDISCLOSED LIABILITIES. To the knowledge of Seller, except as set forth in PART 4.9 OF THE DISCLOSURE LETTER, or disclosed in any other Part of the Disclosure Letter, neither of the Subsidiaries will have liabilities or obligations (nor does the Seller have any liabilities or obligations for which either of the Subsidiaries or Buyer could be liable) of any nature (whether absolute, accrued, contingent, or otherwise) other than (i) liabilities or obligations which will be reflected or reserved against in the calculation of the Final Net Tangible Book Value and (ii) obligations under executory Contracts which are not required to be accrued for under GAAP.

     4.10 TAXES. Each of the Seller and the Subsidiaries has filed all federal, state, local and foreign tax returns, estimates, information statements and reports ("Tax Returns") that it is required to have filed prior to the Closing. Seller and each of the Subsidiaries have paid all Taxes, interest and penalties, if any, shown as due on such Tax Returns or otherwise due and payable by it as of the Closing. Except for the amounts, if any, specifically included in the calculation of the Final Net Tangible Book Value, neither Seller nor the Subsidiaries will have any liability whatsoever for Taxes that, directly or indirectly, relate to any period prior to the Closing, whether relating to the Business, the Seller, the Subsidiaries or their respective Affiliates. Any deficiencies proposed as a result of any governmental audits of such Tax Returns have been paid or settled, and except as set forth in PART 4.10 OF THE DISCLOSURE LETTER, there are no present disputes as to Taxes payable by Seller, the Subsidiaries or their respective Affiliates.

     4.11 NO MATERIAL ADVERSE CHANGE. To the knowledge of Seller, except as set forth in PART 4.11 OF THE DISCLOSURE LETTER, since the date of the June 30, 1996 audited financial statements of the Subsidiaries, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of either of the Subsidiaries or any event, condition, or contingency that is likely to result in such a material adverse change.

     4.12 EMPLOYEE BENEFITS. Except as set forth in PART 4.12 OF THE DISCLOSURE LETTER, neither Seller nor any Plan Affiliate has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any "Employee Pension Benefit Plan" (as defined in SECTION 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in SECTION 3(1) of ERISA), "Multi-employer Plan" (as defined in SECTION 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of Seller's or any Plan Affiliate's employees or former employees or beneficiaries thereof, personnel policy (including but not limited to vacation time, holiday pay, bonus programs, moving expense reimbursement programs and sick leave), excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, employment agreement, consulting agreement, or any other benefit, program or contract (all such plans listed on PART 4.12 OF THE DISCLOSURE LETTER collectively, "Employee Benefit Plans"), whether written, voluntary or pursuant to a collective bargaining agreement or law, which could give rise to or result in Seller or such Plan Affiliate having any debt, liability, claim or obligation of any kind or nature, whether accrued, absolute, contingent, direct, indirect, known or unknown, perfected or inchoate or otherwise and whether or not due or to become due. Correct and complete copies of all Employee Benefit Plans previously have been furnished to Buyer. For purposes of this Agreement, "Plan Affiliate" means any person or entity with which Seller constitutes all or part of a controlled group of corporations, a group of trades or businesses under common control or an affiliated service group, as each of those terms are defined in SECTION 414 of the Code. Since June 30, 1996, there has not been any adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other Employee Benefit Plan except as set forth in PART 4.12 OF THE DISCLOSURE LETTER.

     4.13 COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS.

          (a) Except as set forth in PART 4.13(a) OF THE DISCLOSURE LETTER to the knowledge of Seller:

              (i) each of the Subsidiaries and the operations of the Business are in full compliance with each Legal Requirement that is or was applicable to it except where failure to comply would not individually or in the aggregate have a material adverse effect on the Business as a whole;

             (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation by Seller or its affiliates (with respect to the Business) or by either of the Subsidiaries of, or a failure to comply with, any Legal Requirement except where failure to comply would not individually or in the aggregate have a material adverse effect on the Business as a whole; and

            (iii) neither Seller nor the Subsidiaries have received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding, and Seller has no knowledge of any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement applicable to the Business, or any obligation on the part of Seller (with respect to the Business) or either of the Subsidiaries to undertake, or to bear all or any portion of the cost of, any remedial action of any nature except where failure to comply would not individually or in the aggregate have a material adverse effect on the Business as a whole.

          (b) To the knowledge of Seller, the Governmental Authorizations listed in PART 4.13(b) OF THE DISCLOSURE LETTER (the "Seller Governmental Authorizations") collectively constitute all of the Governmental Authorizations necessary to permit each of the Subsidiaries to lawfully conduct and operate the Business in the manner currently conducted and operated except where failure to have Governmental Authorizations would not individually or in the aggregate have a material adverse effect on the Business as a whole. To the knowledge of Seller, each Seller Governmental Authorization is valid and in full force and effect. Except as set forth in PART 4.13(b) OF THE DISCLOSURE LETTER to the knowledge of Seller:

              (i) Seller and each Subsidiary is in full compliance with all of the terms and requirements of each Seller Governmental Authorization except where failure to comply would not individually or in the aggregate have a material adverse effect on the Business as a whole;

             (ii) no event has occurred or circumstance exists that may reasonably (with or without notice or lapse of time) (A) constitute or result in a violation of or a failure to comply with any term or requirement of any Seller Governmental Authorization, or (B) result in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Seller Governmental Authorization except where such violation, failure or revocation, withdrawal, suspension, cancellation or termination would not individually or in the aggregate have a material adverse effect on the Business as a whole;

            (iii) neither Seller nor the Subsidiaries have received any notice or other written communication from any Governmental Body or any other Person regarding (A) any actual, alleged, or potential violation of or failure to comply with any term or requirement of any Seller Governmental Authorization, or (B) any actual, proposed, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Seller Governmental Authorization except where such violation, failure or revocation, withdrawal, suspension, cancellation or termination would not individually or in the aggregate have a material adverse effect on the Business as a whole; and

             (iv) all applications required to have been filed for the renewal of Seller Governmental Authorizations have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Seller Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies except where failure to so file would not individually or in the aggregate have a material adverse effect on the Business as a whole.

     4.14 LEGAL PROCEEDINGS; ORDERS.

          (a) Except as set forth in PART 4.14(a) OF THE DISCLOSURE LETTER, to the knowledge of Seller, there is no pending Proceeding:

              (i) that has been commenced by or against Seller (relating to the Business) or either of the Subsidiaries; or

             (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

     Except as set forth in PART 4.14(a) OF THE DISCLOSURE LETTER, to the knowledge of Seller (A) no such Proceeding has been Threatened, and (B) no event has occurred or circumstance exists that could reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. Seller has delivered to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in
     PART 4.14(a) OF THE DISCLOSURE LETTER. Also listed in PART 4.14(a) OF THE DISCLOSURE LETTER are all Proceedings commenced or, to the knowledge of Seller, Threatened by or against (i) Seller pertaining to the Business or
     (ii) the Subsidiaries, within the last two (2) years, and a description of the outcome thereof.

          (b) Except as set forth in PART 4.14(b) OF THE DISCLOSURE LETTER to the Seller's knowledge:

              (i) there is no Order to which Seller, with respect to the operations of the Business, or either of the Subsidiaries, is subject; and

             (ii) no officer, director, agent or employee of either of the Subsidiaries is subject to any Order that prohibits such person from engaging in or continuing any conduct, activity, or practice relating to the Business.

          (c) Except as set forth in PART 4.14(c) OF THE DISCLOSURE LETTER to the Seller's knowledge:

              (i) Seller, with respect to the operations of the Business, and each of the Subsidiaries, are in full compliance with all of the terms and requirements of each Order to which it is or has been subject;

             (ii) no event has occurred or circumstance exists that will constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which Seller, with respect to the operations of the Business, or either of the Subsidiaries, is subject; and

            (iii) neither Seller nor either Subsidiary has received any notice or other written communication from any Governmental Body or any other Person regarding any actual, alleged, or potential violation of, or failure to comply with, any term or requirement of any Order to which Seller, with respect to the operations of the Business, or either of the Subsidiaries, is or has been subject.

     4.15 ABSENCE OF CERTAIN CHANGES AND EVENTS.  Except as set forth in
PART 4.15 OF THE DISCLOSURE LETTER, since June 30, 1996, the businesses of each Subsidiary has been conducted only in the Ordinary Course of Business and there has not been any:

              (i) change in either of the Subsidiary's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of either Subsidiary; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by either Subsidiary of any shares of any such capital stock; or declaration or payment of any non-cash dividend or other non-cash distribution or payment in respect of shares of capital stock;

             (ii) damage to or destruction or loss of any asset or property of the Subsidiaries, whether or not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of either of the Subsidiaries;

            (iii) entry into, termination of, or receipt of notice of termination of (A) any license, maintenance, distributorship, dealer, sales representative, consulting, joint venture, credit, or similar agreement, or (B) any Contract or transaction involving a total remaining commitment by either Subsidiary of at least $50,000 which is not in the Ordinary Course of Business;

             (iv) loan or advance by either Subsidiary to any Person other than sales to customers on credit in the Ordinary Course of Business and loans or advances of $10,000 or less to any Person in the Ordinary Course of Business;

              (v) discharge or satisfy any liability of either Subsidiary in excess of $50,000, except in the Ordinary Course of Business;

             (vi) other than the sale of inventory and licensing of Intellectual Property in the Ordinary Course of Business, sale, lease, or other disposition of any asset or property of either Subsidiary or mortgage, pledge, or imposition of any Encumbrance on any material asset or property of either Subsidiary, including the sale, lease, or other disposition of any of either Subsidiary's intellectual property;

            (vii) cancellation or waiver of any claims or rights with a value to either Subsidiary in excess of $50,000;

            (vii) change in the accounting methods used by Seller with respect to the Subsidiaries' operations; or

           (viii) agreement, whether oral or written, to do any of the foregoing.

     4.16 CONTRACTS; NO DEFAULTS; KEY CUSTOMERS.

          (a) PART 4.16(a) OF THE DISCLOSURE LETTER contains a complete and accurate list, and Seller has delivered to Buyer true and complete copies (or forms thereof, where form agreements are used; provided that any and all deviations or changes to the forms in any individual case are described in PART 4.16(a) OF THE DISCLOSURE LETTER), of all Contracts relating to the operation of the Business which are described in (i) through (xiv) below (the "Material Contracts"):

              (i) each Contract that involves executory performance of services or delivery of goods or materials BY either of the Subsidiaries which has a specified amount or specified value in excess of $50,000 and not terminable by such Subsidiary on thirty (30) days prior notice without liability (without giving effect to renewal provisions thereof) except for orders of finished goods from either Subsidiary in the Ordinary Course of Business;

             (ii) each Contract that involves executory performance of services or delivery of goods or materials TO either of the Subsidiaries of a specified amount or specified value in excess of $50,000 and not terminable by such Subsidiary on thirty (30) days prior notice without liability except for licenses of music rights by either Subsidiary for its use and Contracts for finished goods entered into in the Ordinary Course of Business;

            (iii) each Contract relating to the borrowing of money, the guaranty of another Person's borrowing of money, or the creation of an Encumbrance on any of the assets of either Subsidiary;

             (iv) each Contract not in the Ordinary Course of Business involving expenditures or receipts of either of the Subsidiaries in excess of $50,000;

              (v) each lease, rental or occupancy agreement, installment and conditional sale agreement, and other Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, (A) any real property or (B) any tangible personal property with a fair market value in excess of $50,000 or which is otherwise material to the Business;

             (vi) each Contract with employees, officers, and directors of either Subsidiary, and Contracts with any labor union or other employee representative of a group of employees relating to wages, hours, and other conditions of employment;

            (vii) each joint venture, partnership, and other Contract (however named) involving a sharing of profits (other than licenses of music rights), losses, costs, or liabilities by either Subsidiary with any other Person;

           (viii) each Contract containing covenants that in any way purport to restrict either Subsidiaries' business activity or limit the freedom of either Subsidiary to engage in any line of business or to compete with any Person except for licenses of rights included in the Subsidiaries' music catalog entered into in the Ordinary Course of Business;

             (ix) each Contract providing for payments to or by any Person based on sales, purchases, or profits, including distribution, reseller and sales representative agreements other than licenses of music rights;

              (x) each power of attorney from either Subsidiary that is currently effective and outstanding;

             (xi) each Contract entered into by Seller pertaining to the businesses of a Subsidiary or a Subsidiary, individually, for capital expenditures having a remaining amount in excess of $50,000;

            (xii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance or discharge of indebtedness of a Person other than the Subsidiaries;

           (xiii) each agreement or plan of a Subsidiary, including, without limitation, any stock option plan, stock appreciation rights plan, or stock purchase plan, whereby any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Contemplated Transactions; and

            (xiv) any other Contract relating to the Business, the loss of which would have a material adverse affect on the Business as a whole.

          (b) Except as set forth in PART 4.16(b)(i) OF THE DISCLOSURE LETTER, all of the Contracts listed or required to be listed in PART 4.16(a) OF THE DISCLOSURE LETTER are in full force and effect and are valid and enforceable against the Subsidiaries and, to the knowledge of Seller, the other party(ies), in accordance with their respective terms (except as enforceability may be affected by bankruptcy, insolvency, receivership and other similar laws affecting the rights and remedies of creditors generally and the effect of general principles of equity), and, to the knowledge of Seller, no event has occurred or circumstance exists, including, without limitation, the failure of either Subsidiary or any distributor to meet any quota or minimum sales or revenue level, that would give any Person (including either Subsidiary) the right (with or without notice or lapse of time) to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any such Contract which individually or in the aggregate would have a material adverse effect on the Business as a whole. Except as set forth on PART 4.16(b)(ii) OF THE DISCLOSURE LETTER, none of the Material Contracts require any approval or consent as a result of the consummation of the Contemplated Transactions where the failure to obtain such approval or consent individually or in the aggregate would have a material adverse effect on the Business as a whole. One of the Subsidiaries and not the Seller, are party to all of the Contracts pertaining to the operation of the Business.

          (c) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any amounts paid or payable to either

     Subsidiary under current or completed Material Contracts with any Person which is material to the Business, and to the knowledge of Seller, no such Person has made demands on either Subsidiary for such renegotiation.

          (d) PART 4.16(d) OF THE DISCLOSURE LETTER contains a list of the top twenty-five (25) customers and licensees of both KTI and Dominion (determined by revenues generated by KTI and Dominion in each of the fiscal years 1995 and 1996) (the "Customers"). Except as set forth in PART 4.16(d) OF THE DISCLOSURE LETTER, to the knowledge of Seller, none of the Customers intend to reduce the level of business with such Subsidiary or in any other manner materially alter their relationship with such Subsidiary as a result of the Contemplated Transaction or otherwise.

     4.17 INSURANCE. PART 4.17 OF THE DISCLOSURE LETTER contains a complete and accurate list of all insurance policies (including "self-insurance" programs) now maintained by Seller, with respect to the Business, and the Subsidiaries, individually, (the "Insurance Policies") and all general liability policies maintained by Seller, with respect to the Business, and the Subsidiaries, individually, during the past five years and all claims (except for health insurance claims) made under any such current or prior insurance policies for the past five years. The Insurance Policies are in full force and effect, neither Seller nor either of the Subsidiaries are in default under any Insurance Policy, and no claim for coverage under any Insurance Policy (except for health insurance claims) has been denied. All of the Insurance Policies will be maintained in full force and effect until the Closing Date.

     4.18 ENVIRONMENTAL MATTERS.

          (a) To the knowledge of Seller, neither Seller nor either of the Subsidiaries have ever generated, transported, treated, stored, disposed of or otherwise handled any Hazardous Materials (as defined below) at any site, location or facility used in connection with the Business (including, without limitation, the Facilities) (the "Premises") and, to the knowledge of Seller, no such Hazardous Materials are present on, in or under the Premises, and the Premises do not contain (including without limitation, containment by means of any underground storage tank) any Hazardous Materials, in each case in violation of any applicable Environmental and Safety Requirement (as defined below). There are no underground storage tanks on any of the Premises.

          (b) To the knowledge of Seller, Seller with respect to the operations of the Business, and the Subsidiaries, individually, are (i) in material compliance with all applicable Environmental and Safety Requirements, the violation of which would reasonably be expected to result in a liability to either of the Subsidiaries or their respective properties or assets and (ii) possesses all required permits, licenses, certifications and approvals and has filed all notices or applications required thereby or pertaining thereto.

          (c) Neither Seller nor the Subsidiaries have ever been subject to, or received any notice (written or oral) of, any private, administrative or judicial inquiry, investigation, order or action, or any notice (written or oral) of any intended or, to the knowledge of Seller, Threatened private, administrative, or judicial inquiry, investigation, order or action relating to the presence or alleged presence of Hazardous Materials in, under or upon the Premises, and to the knowledge of Seller, there is no reasonable basis for any such inquiry, investigation, order, action or notice; and to the knowledge of Seller, there are no pending or Threatened investigations, actions, orders or proceedings (or notices of potential investigations, actions, orders or proceedings) from any governmental agency or any other entity regarding any matter relating to Environmental and Safety Requirements.

          (d) To the knowledge of Seller, no facts, events or conditions with respect to the Premises exist which could reasonably be expected to interfere with or prevent continued compliance with, or could give rise to any common law or statutory liability or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation against or involving either of the Subsidiaries, its assets or properties or the Premises under any Environmental and Safety Requirement or related common law theories based on any such fact, event or circumstance, including, without limitation, liability for investigation costs, cleanup costs, personal injury or property damage.

     4.19 EMPLOYEES. PART 4.19 OF THE DISCLOSURE LETTER contains a complete and accurate list as of February 28, 1997 of the following information for each employee of each Subsidiary, including each employee on leave of absence or layoff status: name; job title; base salary, bonus and any change in compensation since June 30, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under each Employee Benefit Plan. To the knowledge of Seller, no current or former employee of either Subsidiary is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, non-competition, or proprietary rights agreement, between such employee and any other Person ("Proprietary Rights Agreement") that in any way adversely affected, affects, or will affect
(i) the performance of his duties as an employee of such Subsidiary, or (ii) the ability of such Subsidiary to conduct its business, or otherwise produce, manufacture and distribute its products, including any Proprietary Rights Agreement with such Subsidiary by any such employee or director. Since June 30, 1996, other than in the Ordinary Course of Business or as set forth in PART 4.19 OF THE DISCLOSURE LETTER, there has not been (i) payment by either of the Subsidiaries of any bonuses or compensation other than regular salary payments,
(ii) a nonstandard increase in the salaries of the Subsidiaries' employees,
(iii) payment on any debt of the Subsidiaries to any stockholder, director, officer, or employee, or (iv) entry into any employment, severance, or similar Contract with any director, officer, or employee.

     4.20 LABOR DISPUTES; COMPLIANCE. Except as set forth in PART 4.20 OF THE DISCLOSURE LETTER, neither of the Subsidiaries have ever been a party to any collective bargaining or other labor Contract. There has never been, there is not presently existing, to the knowledge of Seller, Threatened, any strike, slowdown, picketing, lockout, work stoppage, labor arbitration, or Proceeding in respect of the grievance of any employee, application or complaint filed by an employee or union with the National Labor Relations Board or any comparable Governmental Body, organizational activity, or other labor dispute against or affecting either Subsidiary or the Facilities, and no application for certification of a collective bargaining agent exists or, to the knowledge of Seller, is Threatened.

     4.21 INTELLECTUAL PROPERTY.

          (a) SUBSIDIARIES MUSIC CATALOG. PART 4.21(a) OF THE DISCLOSURE LETTER sets forth a true, correct and complete in all material respects list of the owned and licensed sound recordings used in the Business (the "Subsidiaries Music Catalog") indicating, with respect to each such sound recording whether it is (i) owned by the Subsidiaries or (ii) licensed by the Subsidiaries pursuant to any oral or written contract, license or other agreement (all of which written contracts, licenses or other agreements have been made available to Buyer for review) (the "Music Catalog Agreements"). The Subsidiaries have good and valid title to the recordings in the Subsidiaries Music Catalog which are owned by the Subsidiaries. Subject to PART 4.21(a) OF THE DISCLOSURE LETTER, the Music Catalog Agreements are in full force and effect (subject to each being enforceable against the other parties thereto) and represent the valid and legal obligations, in accordance with their terms, of the respective Subsidiary which is a party thereto and, to the knowledge of Seller, the other parties thereto. Except as set forth in PART 4.21(a) OF THE DISCLOSURE LETTER, no default by either of the Subsidiaries, or to the knowledge of Seller, by any other party thereto, exists under the Music Catalog Agreements and no event has occurred which the giving of notice or passage of time or both could constitute a default under the Music Catalog Agreements, except where such default would have a material adverse effect on the Business as a whole. Except as set forth in PART 4.21(a) OF THE DISCLOSURE LETTER and the Harry Fox Audit, to the knowledge of Seller (i) since January 1, 1995, there have been no claims that the use of or the rights under the Subsidiaries Music Catalog infringes, misappropriates or otherwise violates the rights of any Person and no such claim is pending, and (ii) no Person is currently infringing, misappropriating or otherwise violating the rights of the Subsidiaries in the Subsidiaries Music Catalog. To the knowledge of Seller, neither of the Subsidiaries or the Seller have taken any action that has materially and adversely impaired or would reasonably be expected to have materially and adversely impaired the Subsidiaries' right, title or interest in and to the Subsidiaries Music Catalog. To the knowledge of Seller, the Subsidiaries ownership or use of the Subsidiaries Music Catalog do not infringe, misappropriate or conflict with the proprietary rights or other rights or interests of any Person. Upon consummation of the Contemplated Transactions, the Subsidiaries will be vested with the same ownership or use rights in the Subsidiaries Music Catalog which are held by the Subsidiaries prior to the consummation of the Contemplated Transaction.

          (b) LICENSES OF SUBSIDIARIES MUSIC CATALOG. Seller has provided Buyer with a true, correct and complete list in all material respects of the contracts, licenses and other agreements pursuant to which rights to use any part of the Subsidiaries Music Catalog have been granted and are currently in effect (the "Outbound Licenses") and no other rights of any kind have been transferred or assigned by Seller or the Subsidiaries in the recordings comprising the Subsidiaries Music Catalog other than pursuant to the Outbound Licenses. Subject to PART 4.21(b) OF THE DISCLOSURE LETTER, the Outbound Licenses are in full force and effect (subject to such licenses being enforceable against the other parties thereto) and represent the valid and legal obligations of the respective Subsidiary which is a party thereto and, to the knowledge of Seller, the other parties thereto. Except as set forth in PART 4.21(b) OF THE DISCLOSURE LETTER, no default by either of the Subsidiaries, or to the knowledge of Seller, by any other party thereto, exists under the Outbound Licenses and no event has occurred which the giving of notice or passage of time or both could constitute a default under the Outbound Licenses except where such default would have a material adverse effect on the Business as a whole. Except as set forth in
     PART 4.21(b) OF THE DISCLOSURE LETTER, to the knowledge of Seller, since January 1, 1995, there have been no claims that either of the Subsidiaries or any of the other parties to the Outbound Licenses breached or otherwise failed to perform their respective obligations in any material respect.

          (c) TRADEMARKS, TRADE NAMES AND SERVICE MARKS. PART 4.21(c) OF THE DISCLOSURE LETTER includes a true, correct and complete list in all material respects of the trademarks, trade names and service marks owned by Seller or the Subsidiaries which are currently used in the Business (the "Subsidiaries Marks"). Except as set forth in PART 4.21(c) OF THE DISCLOSURE LETTER, (i) Seller or the Subsidiaries have good and valid title to the Subsidiaries Marks in the jurisdictions listed in PART 4.21(c) OF THE DISCLOSURE LETTER, free and clear of all Encumbrances, (ii) to the knowledge of Seller, no Person is currently infringing, misappropriating or otherwise violating the Subsidiaries Marks, and (iii) to the knowledge of Seller, there is currently no claim outstanding or Threatened against Seller or either of the Subsidiaries that the Subsidiaries Marks infringe, misappropriate or otherwise violate any rights of any other Person. To the knowledge of Seller, neither of the Subsidiaries or the Seller have taken any action that has materially and adversely impaired or would reasonably be expected to have materially and adversely impaired the Subsidiaries' or Seller's right, title or interest in and to the Subsidiaries Marks. To the knowledge of Seller, the Subsidiaries' or Seller's ownership or use of the Subsidiaries Marks do not infringe, misappropriate or conflict with the proprietary rights or other rights or interests of any Person. Upon consummation of the Contemplated Transaction, the Buyer or the Subsidiaries, as the case may be, shall be vested with the same ownership rights in the Subsidiaries Marks which are held by the Seller or the Subsidiaries, as the case may be, prior to the consummation of the Contemplated Transaction.

          (d) OTHER INTELLECTUAL PROPERTY. To the knowledge of Seller, all Intellectual Property other than the Intellectual Property referred to in
     SECTION 4.21(a), (b) or (c) above (the "Other Intellectual Property") which is used in the Business is owned or duly licensed to Seller or either of the Subsidiaries except where the failure to own or license such Other Intellectual Property would not have a material adverse effect on the Business as a whole. Except as set forth in PART 4.21(d) of the Disclosure Letter, the Subsidiaries, or the Seller, as the case may be, have good and valid title to, or the right to use, the Other Intellectual Property that is material to the Business which is owned, free and clear of all Encumbrances. To the extent any of the Other Intellectual Property which is material to the business are licensed to the Seller or the Subsidiaries, no default by Seller or either of the Subsidiaries, or to the knowledge of Seller, by any other party thereto, exists under such licenses and no event has occurred which the giving of notice or passage of time or both could constitute a default under such licenses. Except as set forth on PART 4.21(d) OF THE DISCLOSURE LETTER, to the knowledge of Seller, (i) no Person is currently infringing, misappropriating or otherwise violating the Other Intellectual Property, and (ii) there is currently no claim outstanding or

     Threatened against Seller or either of the Subsidiaries that the use of the Other Intellectual Property by the Subsidiaries infringes, misappropriates or otherwise violates any rights of any other Person. To the knowledge of Seller, neither of the Subsidiaries or the Seller have taken any action that has adversely impaired or would reasonably be expected to have adversely impaired the Subsidiaries' right, title or interest in and to the Other Intellectual Property, except where such impairment would not have a material adverse effect on the Business as a whole. To the knowledge of Seller, the Subsidiaries ownership or use of the Other Intellectual Property do not infringe, misappropriate or conflict with the proprietary rights or other rights or interests of any Person where such infringement, misappropriation or conflict would have a material adverse effect on the Business as a whole. Upon consummation of the Contemplated Transaction, the Buyer or the Subsidiaries, as the case may be, shall be vested with the same ownership or use rights in the Other Intellectual Property held by the Seller or the Subsidiaries, as the case may be, prior to the consummation of the Contemplated Transaction.

     4.22 BANK ACCOUNTS. PART 4.22 OF THE DISCLOSURE LETTER contains a complete and accurate list of each bank at which each Subsidiary has an account or safe deposit box, the number of each such account or box, and the names of all persons authorized to draw on such accounts or to have access to such boxes.

     4.23 DISCLOSURE.

          (a) To the knowledge of Seller, no representation or warranty (including the disclosures set forth in the Disclosure Letter) of Seller in this Agreement or in any of the Seller Transaction Documents omits to state a material fact necessary to make the statements herein or therein not misleading.

          (b) No notice given pursuant to SECTION 6.5 when taken together with the disclosure described in the Disclosure Letter will contain any untrue statement of a material fact or, to the knowledge of Seller, omit to state a material fact necessary to make the statements therein, in this Agreement or in any of the Seller Transaction Documents, not misleading as of the date such notice is given.

     4.24 RELATIONSHIPS WITH RELATED PERSONS.

          (a) Except as set forth in PART 4.24 OF THE DISCLOSURE LETTER, neither the Seller nor the directors, officers or employees of the Subsidiaries, or their Related Persons have any ownership interest in any of the assets used in connection with the Business and to the knowledge of Seller, do not own, of record or as a beneficial owner, an equity interest or any other financial or profit interest in any Person that has (i) had business dealings or a material financial interest in any transaction with either of the Subsidiaries, except for less than two percent (2%) of the outstanding capital stock of such person that is publicly traded on any recognized exchange or in the over-the-counter market, or (ii) engaged in competition with the Business (a "Competing Business"), except for less than two percent (2%) of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in PART 4.24 OF THE DISCLOSURE LETTER, no shareholder, officer or director of Seller or either of the

     Subsidiaries, and to the knowledge of Seller, none of their Related Persons, is a party to any Contract with, or has any claim or rights against, either of the Subsidiaries. Neither of the Subsidiaries is indebted, in any manner, to Seller or any of its Related Persons.

          (b) Except as set forth in PART 4.24 OF THE DISCLOSURE LETTER, neither Seller or any of Seller's Affiliates provide any services to either of the Subsidiaries or in connection with the Business.

     4.25 BROKERS OR FINDERS. Except as set forth in PART 4.25 OF THE DISCLOSURE LETTER, Seller and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     4.26 CERTAIN PAYMENTS. To the knowledge of Seller, no director, officer, agent, or employee of either Subsidiary (on behalf of a Subsidiary or otherwise in connection with the Business) or any other Person associated with or acting for or on behalf of either Subsidiary, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to pay for favorable treatment for business secured,
(ii) to obtain special concessions or for special concessions already obtained, for or in respect of either Subsidiary or any Affiliate of either Subsidiary, or
(iii) in violation of any Legal Requirements, or (b) established or maintained any fund or asset that has not been recorded in the books and records of either Subsidiary.

     4.27 CHANGE OF CONTROL PAYMENTS. Except as set forth in PART 4.27 OF THE DISCLOSURE LETTER, neither the execution and delivery of this Agreement nor the consummation of the Contemplated Transactions will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of either of the Subsidiaries from either of the Subsidiaries, (ii) materially increase any benefits otherwise payable under any Employee Benefit Plan, or
(iii) result in the acceleration of the time of payment or vesting of any such benefits.


                                    ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller as of the date of this Agreement and as of the Closing Date (except to the extent to which such representations and warranties are specifically stated to be as of a different date), as follows:

     5.1 ORGANIZATION AND GOOD STANDING. Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of Delaware, with full corporate power and authority to conduct its business as it is now being conducted, to own, hold under lease, or otherwise possess or use the properties and assets that it purports to own, hold under lease, or otherwise possess or use, and to perform all its obligations under the contracts to which it is a party or by which it is bound. Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which such qualification is required by virtue of the nature of the activities conducted by it. Buyer has delivered to Seller copies of the Organizational Documents of Buyer, as currently in effect.

     5.2  AUTHORITY; NO CONFLICT.

          (a) This Agreement constitutes, and when executed and delivered by Buyer at the Closing and the Buyer's Closing Documents, (collectively, the "Buyer Transaction Documents"), to the extent applicable, will constitute the legal, valid, and binding obligations of the Buyer, enforceable against Buyer in accordance with their respective terms except as such enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization, or similar laws affecting creditor's rights generally and by general equitable principles. Buyer has the corporate power and authority to execute and deliver this Agreement and each of the Buyer Transaction Documents and to perform its obligations under this Agreement and each of the Seller Transaction Documents. This Agreement has been, and the Buyer Transaction Documents at Closing will be, duly executed and delivered by Buyer.

          (b) The Board of Directors of Buyer has unanimously approved the Contemplated Transaction. Except for the approval of the holders of the stockholders of Buyer which may be required by the rules of the Nasdaq National Market (depending on the structure of the Financing), no other approval of the stockholders of Buyer or other corporate approval is required in order for Buyer to consummate the transactions contemplated by this Agreement.

          (c) Neither the execution and delivery of this Agreement and Buyer's Closing Documents by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to: (i) any provision of Buyer's Organizational Documents; (ii) any resolution adopted by the board of directors or the stockholders of Buyer; (iii) any Legal Requirement or Order to which Buyer or any of its respective assets may be subject; or (iv) any Contract to which Buyer is a party or by which Buyer may be bound. Buyer is not required to give any notice to or obtain any consent or approval from any Person in connection with the execution and delivery of this Agreement by Buyer or the consummation or performance of any of the Contemplated Transactions by Buyer except for (i) the potential requirement to file with the SEC a proxy statement and the potential requirement to obtain approval by Buyer's stockholders of the Contemplated Transactions and the Financing;
     (ii) the filing of a Form 8-K with the SEC, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country or as may otherwise be required to consummate the Financing and (iv) the filings necessary, and termination of any waiting periods, pursuant to the HSR Act.

     5.3 CERTAIN PROCEEDINGS. There is no pending proceeding that has been commenced against Buyer and that challenges or may have the affect of preventing, delaying making illegal or otherwise interfering with any of the Contemplated Transactions. To Buyer's knowledge, no such proceeding has been Threatened.

     5.4 BROKERS OR FINDERS. Buyer and its respective officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

     5.5 INVESTMENT REPRESENTATIONS. Buyer has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any other form of advertising or general solicitation with respect to the sale of the Stock. Buyer is acquiring the Stock for its own account only and not with a view to or for sale in connection with any distribution of all or any part of the Stock. Buyer acknowledges that the sale of the Stock hereunder has not been registered under the Securities Act in reliance, in part, on its representations, warranties and agreement herein. Buyer understands that the Stock is a "restricted security" under the Securities Act in that the Stock will be acquired in a transaction not involving a public offering, and that the Stock may be resold without registration under the Securities Act only in certain limited circumstances. Buyer represents, warrants, and agrees that Seller is under no obligation to register or qualify the Stock under the Securities Act or under any state securities law, or to assist Buyer in complying with any exemption from registration and qualification. Buyer acknowledges that there are substantial restrictions on the transferability of the Stock due to its being a "restricted security", that there is no public market for the Stock and none is expected to develop.


                                   ARTICLE VI

                               COVENANTS OF SELLER

     6.1  ACCESS AND INVESTIGATION.

          (a) During the period from the date of this Agreement to the Closing Date, Seller and its officers, employees, counsel, accountants and other authorized representatives ("Representatives") will, (i) afford Buyer and its Representatives reasonable access to Seller's (with respect to the Business) and each Subsidiary's senior management personnel, properties, contracts, books, and records, and other documents and data, (ii) permit access to or furnish copies to Buyer and its Representative (as requested by Buyer, provided that if copies are to be furnished it will be furnished at Buyer's expense) of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (iii) furnish Buyer and its Representatives with such additional financial, operating, and other data and information as Buyer may reasonably request, including, without limitation periodically reporting to Buyer the status of the business, operations and finances of the Business. Seller shall also inform Buyer (upon its request) of any facts or circumstances of which Seller has knowledge which calls into question the collectibility of any Accounts Receivable, adequacy of the bad debt reserves that exist as of the Closing Date and the adequacy of the Harry Fox Reserve. No information or knowledge obtained in any investigation pursuant to this SECTION 6.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Consummated Transactions. Buyer agrees that from the date hereof until the Closing, Buyer will not discuss or negotiate any terms of employment with any employees of the Subsidiaries (other than disclosing to any such employee the obligations of Buyer pursuant to SECTION 8.10(b) hereof), without prior approval by Seller's President or Chairman.

          (b) From the date hereof through the Closing Date, Buyer agrees that if it becomes aware, in the course of its due diligence examination or otherwise, of a material Breach of Seller's representations, warranties, covenants or agreements contained herein, Buyer will promptly notify Seller thereof; provided, however, this SECTION 6.1(b) shall in no manner (i) obligate Buyer to affirmatively inquire or research whether a Breach by Seller has occurred or (ii) limit or waive the conditions set forth in SECTIONS 10.1 and 10.2 herein or any of Buyer's rights hereunder.

     6.2 OPERATION OF THE BUSINESSES OF SELLER. During the period from the date of this Agreement to the Closing Date, Seller will cause each Subsidiary to:

          (a) conduct the Business only in the Ordinary Course of Business, including but not limited to taking reasonable steps to maintain the tangible assets of each Subsidiary in reasonable repair, order, and condition;

          (b) use its Best Efforts to preserve intact the current business organization of each Subsidiary and all rights in connection with the Business (including, without limitation, all intellectual property and license rights), keep available the services of the current officers, employees, and agents of each Subsidiary, and maintain the relations and goodwill with its suppliers, customers, artists, landlords, creditors, employees, agents, and others having business relationships with each Subsidiary; and

          (c) confer with Buyer concerning operational matters relating to the Business which are of a material nature.

     6.3 NEGATIVE COVENANT. During the period from the date of this Agreement to the Closing Date:

          (a) Except as set forth in SECTION 6.3(b), neither the Seller or either Subsidiary will take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in SECTION 4.15 is reasonably likely to occur or cause a breach of any representation or warranty or Seller hereunder.
     In addition, from and after the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with its terms, the Seller will not and the Subsidiaries will not, and will not permit its directors, officers, employees, representatives, investment bankers, agents and affiliates to, directly or indirectly, (i) solicit or encourage submission or any inquiries, proposals or offers by, (ii) participate in any negotiations with, (iii) afford any access to the properties, books or records of either of the Subsidiaries to, or (iv) otherwise assist, facilitate or encourage, or enter into any agreement or understanding with, any person, entity or group (other than Buyer and its Affiliates, representatives and agents), in connection with any Acquisition Proposal. For purposes of this Agreement, an "Acquisition Proposal" shall mean any proposal relating to the possible acquisition of the Business or the Subsidiaries, whether by way of merger, purchase of any Stock, purchase of a substantial portion of the assets of either of the Subsidiaries, or otherwise. In addition, subject to the terms set forth in SECTION 6.3(b) below, from and after the date of this Agreement until the Closing or the earlier termination of this Agreement in accordance with its terms, the Seller will not and the Subsidiaries will not, and will not permit their respective directors, officers, employees, representatives, investment bankers, agents and Affiliates to, directly or indirectly, make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Buyer). The Seller and each Subsidiary will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          (b) Anything herein to the contrary notwithstanding, in the event Seller receives an unsolicited written proposal for, or an unsolicited written indication of a serious interest in entering into, a transaction pursuant to an Acquisition Proposal (an "Acquisition Transaction") from a bona fide, financially capable third party that contains no financing contingency, (i) Seller in its discretion may furnish to and communicate with such third party public information requested by such party,
     (ii) Seller may enter into discussions and negotiations with such third party, provided (in the case of this clause (ii)) that (A) Seller gives the Buyer prompt written notice of the details thereof prior to entering into such discussions and negotiations (subject to the last sentence of this SECTION 6.3(b)), (B) Seller's Board of Directors, after consultation with and based upon the advice of an independent financial advisor, determines in good faith that such third party is financially capable, without any financing contingency, of consummating an Acquisition Transaction,
     (C) Seller's Board of Directors, after weighing such advice, determines that taking such action is more likely than not to lead to the consummation of an Acquisition Transaction with such third party that would yield a higher value to the Seller's stockholders than will the Contemplated Transaction, and (D) Seller's Board of Directors shall have been advised in writing by independent legal counsel, that any failure to enter into such discussion and negotiations with, and provide such non-public information to, such third party would more likely than not constitute a breach of the fiduciary responsibilities of the Board of Directors to the Seller's stockholders and (iii) Seller may, at the request of such third party, furnish such third party with non-public information concerning the Business and the Subsidiaries only if the conditions set forth in (A) and
     (B) above are met and Seller obtains from such third party a written and executed confidentiality agreement in reasonably customary form. The Buyer and Seller further agree that after receipt of an Acquisition Proposal, Seller's request for information or clarification from such third party solely in order to determine whether the conditions in clauses (B), (C), and (D) above can be met will not be deemed to be a violation of this
     SECTION 6.3(b).

     6.4 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Seller will (i) make any filings required by Legal Requirements to be made by it and (ii) use its Best Efforts to obtain all necessary consents or approvals required under the Material Contracts or otherwise referred to in the Disclosure Letter (the "Consents") in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Seller will cooperate with Buyer in connection with any filings required by Legal Requirements to be made by Buyer in order to consummate the Contemplated Transactions.

     6.5 NOTIFICATION. Between the date of this Agreement and the Closing Date, Seller will promptly notify Buyer in writing if Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of Seller's representations and warranties as of the date of this Agreement, or if or Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the disclosure set forth in the Disclosure Letter, Seller will promptly deliver to Buyer a supplement to the Disclosure Letter specifying such change and such supplement shall qualify such representations and warranties; provided, however, that such supplements may only be made with respect to claims made, events occurring or arising after the date hereof and not arising out of any Breach by Seller of its covenants or agreements set forth in this Agreement. During the same period, Seller will promptly after obtaining knowledge thereof notify Buyer of the occurrence of any Breach of any agreement, covenant representation or warranty of Seller hereunder or of the occurrence of any event that may make the satisfaction of the conditions in ARTICLES 9, 10, or 11 impossible or unlikely upon becoming aware of such occurrence.

     6.6 BEST EFFORTS. Subject to the terms of SECTION 6.3(b) hereof, between the date of this Agreement and the Closing Date, Seller will use its Best Efforts to cause the conditions in Article 9, 10 and 11 to be satisfied to the extent Seller can affect the satisfaction of such conditions or involve Seller (including, without initiation, providing Buyer with the information and documentation necessary to consummate the Financing).

     6.7 KIVES VOTING AGREEMENT. Simultaneous with the signing hereof, the Seller shall cause Philip Kives, and those entities controlled by Philip Kives which own the voting stock of Seller, to deliver a voting agreement (attached hereto as EXHIBIT 6.7) memorializing the agreement to vote in favor of the Contemplated Transaction at the meeting of the Seller's stockholders to consider approval of the Contemplated Transactions (the "Kives Voting Agreement").


                                   ARTICLE VII

                               COVENANTS OF BUYER

     7.1 APPROVALS OF GOVERNMENTAL BODIES. As promptly as practicable after the date of this Agreement, Buyer will make any filings required by Legal Requirements to be made by it in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Buyer will cooperate with Seller in connection with (i) any filings required by Legal Requirements to be made by Seller and (ii) obtaining the necessary Consents in order to consummate the Contemplated Transactions.

     7.2 BEST EFFORTS. Between the date of this Agreement and the Closing Date, Buyer will use its Best Efforts to cause the conditions in Articles 9, 10, and 11 to be satisfied; provided, however, in no event shall Buyer be deemed to have Breached this SECTION 7.2 if it is unable to consummate the Financing upon terms satisfactory to it, in its sole discretion. Buyer shall, upon the prior reasonable request of Seller, provide Seller and Seller's Representatives with information concerning the status of the Financing and any other financing which Buyer proposes to secure to pay the Purchase Price in whole or in part and, in each instance, upon the prior consent of Buyer (which consent, in each instance, shall not be unreasonably withheld, delayed or conditioned) permit Seller and Seller's Representatives to discuss the Financing or such other financing with Buyer's Representatives, including its investment bankers and lenders.

     7.3 NOTIFICATION. Between the date of this Agreement and the Closing Date, Buyer will promptly notify Seller in writing if Buyer becomes aware of any fact or condition that causes or constitutes a Breach of any of Buyer's representations and warranties as of the date of this Agreement, or if Buyer becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the disclosures set forth in this Agreement, Buyer will promptly deliver to Seller a supplement to the Buyer Disclosure Letter specifying such change, and such supplement shall qualify such representations and warranties. During the same period, Buyer will promptly notify Seller of the occurrence of any Breach of any covenant representation or warranty of Buyer hereunder or of the occurrence of any event that may make the satisfaction of the conditions in Articles 9, 10 or 11 impossible or unlikely upon becoming aware of such occurrence.


                                  ARTICLE VIII

                              ADDITIONAL AGREEMENTS

     8.1 PUBLIC DISCLOSURE AND CONFIDENTIALITY. Buyer and Seller shall consult with each other before issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby or this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or the Nasdaq National Market.
The parties further agree that the terms of that certain Confidentiality Agreement, dated November 12, 1996, delivered by Buyer to Seller shall be incorporated herein by reference and made a part hereof.

     8.2 AUDITORS' LETTERS. The Seller shall, at Buyer's expense, use its Best Efforts to cause Arthur Andersen & Co., L.L.P., independent auditors to Seller, to (i) deliver letters and consents with respect to the financial statements of the Subsidiaries, to Buyer, (as may be reasonably requested by Buyer) from time to time, from and after the Closing Date, in form and substance reasonably satisfactory to Buyer and customary in scope and substance for letters and consents delivered by independent auditors in connection with filings with the SEC, (ii) generally cooperate with Buyer (as may be reasonably requested by Buyer), for Buyer to comply with its SEC reporting obligations and (iii) provide

Buyer, as promptly as reasonably possible upon Buyer's request, with all necessary financial information (including, without limitation, audited financial statements of the Subsidiaries and the Business) in order for Buyer to consummate the Financing and obtain Buyer's Requisite Stockholder Approval.

     8.3 FILINGS; OTHER ACTION. Each of Seller and Buyer shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act, the Securities Act and the Exchange Act with respect to the Contemplated Transactions; and (b) use their respective Best Efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

     8.4 LICENSES. The parties have agreed that Buyer will acquire all right, title and interest in and to the assets (including the name "K-tel", trademark and service mark as provided in SECTION 1.2(b) hereof and all other Intellectual Property) used in connection with the Business; provided however, Seller will be allowed to (i) continue to use the K-tel name, trademarks and service marks in connection with the Consumer Products Business in all respects, (ii) continue to use the name K-tel solely as a corporate name in connection with the other Excluded Businesses, in the Retained Music Business and otherwise as provided in
SECTION 1.2(b) hereof. The parties hereto also acknowledge and agree that Buyer is not purchasing, and Seller is retaining, the Business conducted in the Retained Territories (as defined below) (the "Retained Music Business"). In connection with the foregoing, the following license agreements will be entered into at Closing pursuant to terms mutually acceptable to each of Buyer and Seller but which terms will generally include the following (collectively, the "License Agreements"):

          (a) Seller shall cause K-tel International, Ltd., a Manitoba corporation, to enter into a license agreement with Buyer for purposes of licensing to Buyer the mark "K-tel" in connection with music products and music-related products in Canada for a period of three years from the Closing Date on an exclusive, royalty free basis.

          (b) Buyer and the Subsidiaries will license the exclusive rights to masters owned or licensed by the Subsidiaries as of the Closing (the "Masters") to Seller, and Seller may sublicense such rights to K-tel Entertainment (UK) Limited ("K-tel UK") for exploitation in the territories attached hereto as EXHIBIT 8.4(b)(i) (the "Retained Territories") and the non-exclusive rights to the Masters for exportation in the Non-Exclusive Territory, pursuant to the License Agreement attached hereto as
     EXHIBIT 8.4(b)(ii).

          (c) K-tel UK will license its catalog of Masters at Closing to Buyer on a non-exclusive worldwide basis (except for the Retained Territories) under the same terms as the existing Agreement #9648, dated July 1, 1990, by and between K-tel UK and Seller. The term of such license will be the same term as the license set forth in subparagraph (b) above.

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

          (d)  All rights associated with the "Old Town" music catalog (the
     "Old Town Catalog") and "Maureen Music" music catalog (the "Maureen Catalog") (in each case, including, without limitation, all masters and musical compositions) except for synchronization rights, which if acquired by Seller or a subsidiary of Seller will be licensed to Buyer for retail sale or distribution on a worldwide (except for the Retained Territories), non-exclusive and non-sublicensable basis, with no advance. The royalty rates for the Old Town Catalog for United States sales will be the greater of (i) four cents and seven cents per track of cassette tapes and compact discs, respectively or (ii) 10% of the suggested retail price, pro-rated and reduced by container charges. The rates for territories outside of the United States will be determined on a comparable basis. Seller also agrees to provide Buyer with a blanket agreement for all rights in the Maureen Catalog (except synchronization rights) in the United States at 80% of the then prevailing statutory rate and at comparable rates outside of the United States. The term of each such license will be for three years from the Closing Date with a one-year renewal option.

          (e) Buyer will license to Seller the right to use the Masters included in the collections presently entitled "101 Greatest R & B Love Songs" (previously known as "Heartbreaker") and "Ultimate History of Rock and Roll" for sale worldwide through half-hour infomercials (the "TV Packages") and as permitted under clause (f) below at retail, whereby Buyer will produce the finished goods on the same terms as set forth in paragraph 3 of the existing contract between KTI and Kent and Speigal; provided, however, all infomercials will be presented under a name other than "K-tel", except that the "Ultimate History of Rock and Roll" infomercial will bear a "K-tel" mark for a period equal to the shorter of (i) three months after the Closing Date and (ii) the existing inventory of product held by Kent and Speigal is exhausted. Any new infomercial products will bear a new trademark with no similarity to "K-tel" or risk of confusion to the public.

          (f) Prior to Closing, KTI will assign its existing contract with Kent and Speigal to Seller (or a subsidiary designated by Seller) and the "101 Greatest Love Songs" and "Ultimate History of Rock and Roll" will be distributed at retail in accordance with the Kent and Speigal contract; provided, however, KTI (or Buyer, as determined by Buyer) will continue to perform the distribution services which KTI is currently responsible under such contract pursuant to the terms thereof (including, without limitation, the 12.5% fee specified therein). Seller and KTI (or Buyer, as the case may be) will share equally in the profit participation of K-tel under such contract for all retail sales by KTI (or Buyer, as the case may be).
     Seller will pay all marketing expenses related to such retail sales, provided that Seller is reimbursed for such reasonable marketing expenses before the sharing of any profit participation. KTI (or Buyer, as the case may be) will be compensated for producing the finished goods for these products in accordance with the terms of the Kent and Speigal Contract.

          (g) Buyer shall license to K-tel International, Ltd. the right to sell and market the Masters contained in the "101 Country Hits" in Canada solely through television direct response at a royalty fee equal to three (U.S.) cents per track.

     Buyer and Seller agree to use their Best Efforts prior to the Closing to agree on the form and substance of the License Agreements. The descriptions set forth above represent general terms to be set forth with more particularity in the License Agreements. In the event of a conflict between the above terms and the terms set forth in the License Agreements, the License Agreements shall govern.

     8.5  TAXES.

          (a) Seller and Buyer agree that for tax reporting purposes, Seller and Buyer will elect to treat the consummation of the Contemplated Transaction as an asset sale pursuant to SECTION 338(h) of the Code. Seller and Buyer agree to take all reasonable steps and actions necessary to insure that such tax treatment is received and Seller shall pay any Tax liability from the taxable income of the Seller and the Subsidiaries which are incurred as a direct result of such election.

          (b)  The parties have agreed as follows:

              (i) Subject to the terms set forth in (ii) below, Buyer will not assume or be liable in any manner for any liability or obligation relating to Taxes of Seller, its Affiliates or its subsidiaries (including, without limitation, the Subsidiaries). In connection therewith, subject to the terms set forth in (ii) below, Seller shall be liable for, and shall indemnify and hold Buyer harmless from, any Taxes of Seller, its subsidiaries or its Affiliates (including the Subsidiaries), including, without limitation, Taxes (A) relating to any period prior to the Closing Date with respect to the Business or
          (b) relating to the Excluded Businesses, Excluded Assets, Retained Music Business or otherwise, regardless of whether such Taxes related to a period prior to or subsequent to the Closing Date.

             (ii) Buyer shall be liable for, and shall indemnify and hold Seller harmless from any Taxes imposed on the Subsidiaries solely with respect to the operations of the Business which specifically relate to periods after the Closing Date.

     8.6 MEETING OF STOCKHOLDERS. Seller, on the one hand, and Buyer (if necessary) on the other, shall each take all action necessary in accordance with applicable law and its Organizational Documents to convene a meeting of its stockholders (the "Stockholder Meetings") as promptly as practicable to consider and vote upon the approval of the Contemplated Transaction. Subject to the fiduciary duties of the each of Buyer's and Seller's Board of Directors under applicable law after consultation with and based upon the advice of independent legal counsel, the Board of Directors of each of Seller, on the one hand, and Buyer on the other, shall each recommend and declare advisable such approval and Seller, on the one hand, and Buyer on the other, shall, subject to the fiduciary duties of their respective Board of Directors, take all lawful action to solicit, and use its Best Efforts to obtain, such approval (the requisite approval by the stockholders of each of the Seller and Buyer, hereinafter referred to as the "Requisite Stockholder Approval"). In connection with such Stockholder Meetings, each of Buyer and Seller will (i) promptly prepare and file with the SEC, will use all reasonable efforts to have cleared by the SEC and will thereafter mail to its stockholders as promptly as possible a proxy statement and all other proxy materials for such meeting, (ii) will use its Best Efforts to obtain the necessary approvals by its stockholders of the Contemplated Transaction and (iii) will otherwise comply with all Legal Requirements applicable to such meeting.

     8.7  RESTRICTIVE COVENANTS/NONCOMPETE.   At Closing, each of Philip Kives
and Seller shall enter into a noncompetition agreement with Buyer in the forms of EXHIBIT 8.7 attached hereto.

     8.8 DELIVERY OF DISCLOSURE LETTER. The parties acknowledge that each has executed and delivered this Agreement prior to the delivery by Seller to Buyer of the Disclosure Letter except for PARTS 2.3(b) AND 8.10(a) AND (b) OF THE DISCLOSURE LETTER. Seller acknowledges that Buyer is relying on the disclosures set forth in the Disclosure Letter in executing this Agreement and consummating the Contemplated Transactions. In connection therewith, Seller hereby agrees to deliver a complete and accurate Disclosure Letter within seven (7) business days of the date hereof. If Buyer is not satisfied with the disclosures set forth on the Disclosure Letter, and, as a result, terminates this Agreement pursuant to
SECTION 12.4(iii) below, the Earnest Money Escrow shall be released to Seller.

     8.9 TRANSITION ARRANGEMENT. As of the date hereof, Seller is using the Facilities in connection with the operations of the Excluded Businesses and
warehousing inventory relating to the Consumer Products Business.   The parties
agree that for a period of 60 days after the Closing (the "Transition Period"), Seller may continue to use the Facilities to the extent (and for the purposes) utilized as of the date hereof. During the Transition Period, Seller agrees to use its Best Efforts to move all operations and inventory relating to the Excluded Businesses out of the Facilities. In consideration of allowing Seller to use the Facilities during the Transition Period, the Seller agrees to (i) pay to Buyer (on a monthly basis) a portion of the amounts due to the lessor of the Facilities under the Facilities Leases, which amount shall be based on the pro rata square footage of the Facilities used by Seller and (ii) reimburse Buyer (on a monthly basis) for all costs and expenses incurred by Buyer in connection with the use of the Facilities by Seller, including, without limitation, telephone and other utility expenses.

     8.10 SELLER'S EMPLOYEES.

          (a) The parties acknowledge that some current employees of KTI have duties and responsibilities relating to the Excluded Businesses and the Retained Music Business and some employees of Seller have duties and responsibilities relating to the Business. PART 8.10(a) OF THE DISCLOSURE LETTER sets forth (i) all of the employees of KTI and Seller (the "Employees"), (ii) those Employees who will be employed by Buyer after Closing and (iii) those Employees who will be employed by Seller (or one of its subsidiaries, other than the Subsidiaries) after Closing. The parties further agree that the calculation of the Final Net Tangible Book Value will (A) include any and all liabilities (including, without limitation, accrued vacation and salaries) relating to all of such Employees to be hired by Buyer upon consummation of the Contemplated Transactions and (B) exclude any and all liabilities relating to such Employees not hired by Buyer upon consummation of the Contemplated Transactions, pursuant to PART 8.10(a) OF THE DISCLOSURE LETTER.

          (b) Buyer agrees that so long as the employees set forth on PART 8.10(b) OF THE DISCLOSURE LETTER remain employed with the Seller or the Subsidiaries, as the case may be, through the Closing, Buyer shall keep such employees in its employ in positions with comparable responsibilities and duties (or the employ of the Subsidiaries, as determined by Buyer in its sole discretion) in the metropolitan Minneapolis, Minnesota area upon terms at least as favorable as their current compensation for at least one year after the Closing; provided, however, this SECTION 8.10(b) shall not, in any manner, limit Buyer's right (or the Subsidiaries' right, as the case may be) to terminate such employees prior to the end of such one-year period for cause, in accordance with the customary employment policies and procedures established by Buyer. In the event Buyer Breaches the terms of this SECTION 8.10(b), including without limitation, terminating any such employee without cause prior to the first anniversary of the Closing, Buyer shall be liable for paying such employee's salary from the date of termination until the first anniversary of the Closing.


                                   ARTICLE IX

                         MUTUAL CONDITIONS PRECEDENT TO
                          PARTIES' OBLIGATION TO CLOSE

     9.1 MUTUAL CONDITIONS. Each of the parties' obligations to consummate the Contemplated Transactions and to take other actions required to be taken by the parties at the Closing is subject to the satisfaction at or prior to the Closing, of each of the following conditions:

          (a) No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (b) The Requisite Stockholder Approval of the Contemplated Transactions shall have been received by each of Buyer (if necessary) and Seller.

          (c) Counsel for each of Buyer and Seller shall be satisfied with the steps taken for compliance with all applicable requirements of the securities, antitrust and regulatory laws and with all other legal matter, including obtaining all necessary consents from any Governmental Authorities, including, without limitation, the expiration or early termination of the waiting period(s), if any, under the HSR Act.


                                    ARTICLE X

              CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS TO CLOSE

     Buyer's obligations to consummate the Contemplated Transactions and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer in whole or in part):

     10.1 ACCURACY OF REPRESENTATIONS. Each of Seller's representations and warranties in this Agreement and must have been accurate in all material respects as of the date of this Agreement except to the extent to which such representations and warranties are specifically stated to be as of a different date, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date, without giving effect to any supplements pursuant to
SECTION 6.5.

     10.2 THE SELLER'S PERFORMANCE.

          (a) Each of the covenants and obligations that Seller is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been duly performed and complied with in all material respects.

          (b) Seller must have delivered or caused to be delivered, each of the documents required to be delivered or caused to be delivered, by it pursuant to SECTION 3.2.

          (c)  Seller shall have obtained all of the Consents.

     10.3 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, or against any Person affiliated with Buyer, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(ii) that would reasonably be expected to have the effect of preventing, delaying, making illegal, or in any material respect, otherwise interfering with any of the Contemplated Transactions.

     10.4 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a material violation of, or cause Buyer or any Person affiliated with Buyer to suffer any adverse consequence under, (i) any applicable Legal Requirement or Order, or
(ii) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

     10.5 MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the assets, liabilities of any kind, operations, condition (financial or otherwise), operating results, employee, customer or supplier relations, business activities or prospects of the Subsidiaries taken as a whole since June 30, 1996.

     10.6 FINANCING. Buyer shall have consummated and obtained net proceeds of at least $70 million from a financing which may be in the form of a public or private placement of convertible debentures to one or more investors, on terms satisfactory to Buyer in its sole discretion (the "Financing").


                                   ARTICLE XI

              CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

     Seller's obligation to consummate the Contemplated Transactions and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

     11.1 ACCURACY OF REPRESENTATIONS. Each of Buyer's representations and warranties in this Agreement must have been accurate in all material respects as of the date of this Agreement (except to the extent to which such representations and warranties are specifically stated to be as of a different date) and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

     11.2 BUYER'S PERFORMANCE.

          (a) Each of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing must have been performed and complied with in all material respects; and

          (b) Buyer must have delivered each of the documents and payments required to be delivered by them pursuant to SECTION 3.3.

     11.3 NO PROCEEDINGS. Since the date of this Agreement, there must not have been commenced or Threatened against Seller, or against any Person affiliated with Seller, any Proceeding (i) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(ii) that would reasonably be expected to have the effect of preventing, delaying, making illegal, or, in any material respect, otherwise interfering with any of the Contemplated Transactions.

     11.4 NO PROHIBITION. Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), contravene, or conflict with, or result in a material violation of, or cause Seller or any Person affiliated with Seller to suffer any adverse consequence under, (i) any applicable Legal Requirement or Order, or
(ii) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.


                                  ARTICLE XII

                                  TERMINATION

     12.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing, before or after gaining Requisite Stockholder Approval, by the mutual written consent of Seller and Buyer.

     12.2 TERMINATION BY EITHER SELLER OR BUYER. This Agreement may be terminated and the Contemplated Transactions may be abandoned by action of the Board of Directors of either Seller or Buyer if (i) the Contemplated Transactions shall not have been consummated within the earlier of (A) 75 days following Requisite Stockholder Approval of Seller of the Contemplated Transactions and (B) 180 days from the date hereof (provided that the right to terminate this Agreement under this SECTION 12.2 shall not be available to any party whose failure to fulfill a covenant, in any material respect, or intentional delay, has caused, or resulted in, the failure of the Closing to occur on or before such date) (the "Termination Date"); (ii) any court of competent jurisdiction in the United States or some other governmental body or regulatory authority shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Contemplated Transaction and such order, decree, ruling or other action shall have become final and nonappealable; or (iii) if necessary, the Contemplated Transaction shall have been voted on by stockholders of Buyer at the stockholders meeting of Buyer duly convened therefor and the vote shall not have been sufficient to obtain the Requisite Stockholder Approval of Buyer.

     12.3 TERMINATION BY SELLER. This Agreement may be terminated upon written notice to Buyer and the Contemplated Transactions may be abandoned at any time prior to the Closing, before or after the approval by stockholders of Seller, by action of the Board of Directors of Seller, if (i) Buyer shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Buyer at or prior to such date of termination, which failure to comply has not been cured (provided such non-compliance or non-performance is capable of being cured) by the Termination Date, (ii) any representation or warranty of Buyer contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such breach is capable of being cured) and has not been cured by the Termination Date or on and as of the Closing as if made on and as of the Closing, or (iii) Seller receives an Acquisition Proposal pursuant to SECTION 6.3(b) above and/or enters into (or desires to enter into) an agreement relating to an Acquisition Transaction, provided it has complied with all of the provisions thereof and has made payment of the Termination Fee required by SECTION 12.5(a) OR 12.6 below.

     12.4 TERMINATION BY BUYER. This Agreement may be terminated upon written notice to Seller and the Contemplated Transactions may be abandoned at any time prior to the Closing, before or after the approval by stockholders of Buyer, by action of the Board of Directors of Buyer, if (i) Seller shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by Seller at or prior to such date of termination, which failure to comply has not been cured (provided such non-compliance or non-performance is capable of being cured) by the Termination Date,(ii) any representation or warranty of Seller contained in this Agreement shall not be true in all material respects when made or, if a representation or warranty relates to a particular date, shall not be true in all material respects as of such date (provided such Breach is capable of being cured, including without limitation, a cure by providing supplemental disclosure pursuant to SECTION 6.5, and has not been cured by the Termination Date) or on and as of the Closing as if made on and as of the Closing or (iii) Buyer desires to terminate this Agreement for any reason, at its sole discretion, other than as set forth above or due to the failure of any conditions hereof to be satisfied.

     12.5 EFFECT OF TERMINATION; EARNEST MONEY ESCROW. In the event of termination of this Agreement by either Seller or Buyer as provided in this
Article XII, the Earnest Money Escrow shall be disposed of as set forth below and, except as set forth in SECTION 12.5 OR 12.6 below, (i) this Agreement shall become null and void and (ii) there shall be no liability or obligation on the part of either Buyer or Seller. In the event this Agreement is terminated or fails to close by the Termination Date, the Earnest Money Escrow shall be disposed of as follows:

          (a) The Earnest Money Escrow (plus all interest accrued thereon) shall be distributed to Buyer if the Contemplated Transactions fails to close (i) due to a termination of this Agreement (A) pursuant to
     SECTION 12.1 hereof whereby such mutual termination provides for a return to Buyer of the Earnest Money Escrow, (B) by Buyer or Seller pursuant to
     SECTION 12.2(ii) so long as such order, decree or ruling did not arise as a direct result of Buyer's conduct (other than solely by being a party to the Contemplated Transaction), (C) by Seller pursuant to SECTION 12.3(iii) or
     (D) by Buyer pursuant to SECTION 12.4(i) OR 12.4(ii), (ii) by the Termination Date due to the failure of the Seller obtaining the Seller's Requisite Stockholder Approval for any reason or (iii) due to Seller not closing due to the conditions set forth in ARTICLE IX OR SECTIONS 11.3 OR
     11.4 not being satisfied or waived by Seller.

          (b) The Earnest Money Escrow (plus all interest accrued thereon) shall be distributed to Seller if the Contemplated Transactions fails to close in all other events except as specifically provided under
     SECTION 12.5(a), 12.5(c) OR 12.5(d) hereof.

          (c) In the event Seller is prepared and willing to close the Contemplated Transaction, but the Closing fails to occur due to the conditions set forth in SECTIONS 9.1(a), 10.3 OR 10.4 not being satisfied or waived by Buyer prior to the Termination Date, each of Buyer and Seller agree to discuss, in good faith, and mutually agree to an extension of the Termination Date (for a period no shorter than 60 days) until (i) such condition can be satisfied or waived by Buyer or (ii) a permanent, non-appealable injunction or Order is issued by a court of competent jurisdiction with respect to such condition making the condition unable to be satisfied.

          (d) Notwithstanding any termination of this Agreement by Seller for any reason, Seller shall not be entitled to the Earnest Money Escrow if Seller (or an Affiliate of Seller) has Breached, in any material respect, any (i) representation or warranty (provided such Breach is capable of being cured, including without limitation, a cure by providing supplemental disclosures pursuant to SECTION 6.5 and has not been cured by the Termination Date) or (ii) covenant or agreement, set forth herein or in any document executed in connection herewith (including, without limitation, a Breach of the voting agreement contemplated pursuant to SECTION 6.7 hereof).

          (e) The distribution of the funds held in the Earnest Money Escrow pursuant to this SECTION 12.5 shall be made immediately upon the termination of this Agreement or the failure to close by the Termination Date, as the case may be, by wire transfer to an account designated, in writing, by the recipient of such funds.

          (f) In the event this Agreement is terminated by Buyer due to a material Breach by Seller hereunder, which Breach is not cured prior to the Termination Date, in addition to the Buyer receiving the Earnest Money Escrow pursuant to SECTIONS 12.4 AND 12.5 hereof, the Seller shall promptly pay to Buyer an amount equal to $1,750,000 as reimbursement for all of the costs, expenses, time and effort incurred and expended by Buyer in connection with the Contemplated Transaction (the "Buyer's Reimbursement"). Payment of the Buyer's Reimbursement shall be Buyer's sole and exclusive remedy in connection with such Breach by Seller; provided, however, Buyer may, in its sole discretion, waive the payment of the Buyer's Reimbursement and seek any equitable remedies that may be available to it in connection with such Breach.

     12.6 BREAK-UP FEE. The parties agree that Seller shall immediately pay Buyer a break-up fee in the amount of $1,750,000 (the "Break-Up Fee") if (i) this Agreement is terminated by Seller pursuant to SECTION 12.3(iii), or (ii) prior to any termination of this Agreement, if (A) the Seller shall have entered into, or shall have publicly announced its intention to enter into, an agreement or an agreement in principle, with respect to any Acquisition Proposal or (B) the Board of Directors of the Seller (or any special committee thereof) shall have withdrawn or materially modified its approval or recommendation of the Contemplated Transaction in connection with the vote of the Seller's shareholders approving the Contemplated Transaction. In addition to the above, the parties further agree that if (1) the Closing does not occur by the Termination Date due to the stockholders of Seller (including Philip Kives), for any reason, not approving (or voting on) the Contemplated Transaction by the Termination Date and (2) the Seller enters into a definitive agreement to sell the Business, in any form, within 12 months after the Termination Date, Seller shall immediately pay Buyer the Break-Up Fee upon the execution of such definitive agreement.

                                  ARTICLE XIII

                                 INDEMNIFICATION

     13.1 SURVIVAL AND LIMITATIONS.

          (a) All representations and warranties in this Agreement and any other certificate or document delivered pursuant to this Agreement will survive the Closing until the later of the (A) first anniversary of the Closing Date and (B) August 31, 1998 (the "Sunset Period"); provided, however, that the representations and warranties set forth in (i) SECTIONS 4.1(c) shall survive indefinitely and (ii) SECTIONS 4.10 AND 4.12 shall survive until expiration of all applicable statutes of limitations (including amendments extending said statutes). Notwithstanding the foregoing, a representation and warranty shall continue in effect in the event a claim for breach thereof has been made prior to the expiration of the applicable survival period and shall survive until such claim is resolved. The right to indemnification, reimbursement, or other remedy based on such representations and warranties will not be affected by any investigation conducted by Buyer (unless Buyer breaches, in any material respect, the terms set forth in SECTION 6.1(b)). Unless a specified period is set forth in this Agreement (in which event such specified period will control), all agreements and covenants contained in this Agreement will survive the Closing and remain in effect indefinitely.

          (b) Notwithstanding anything to the contrary set forth in this Agreement (but subject to the terms of this SECTION 13.1), Seller shall not be liable hereunder to Buyer as a result any Breach of any representation, warranty, covenant or agreement contained in this Agreement, unless and until the Losses incurred by all Buyer Indemnified Parties as a result of such misrepresentations under this Agreement shall exceed, in the aggregate, $250,000 (the "Basket Threshold") and once the Basket Threshold is reached, Seller shall fully indemnify all Buyer Indemnified Parties for all Losses in excess of the Basket Threshold. The parties agree that the maximum liability of Seller for any Losses of Buyer shall not exceed, in the aggregate, $2,000,000 (the "Cap").

          (c) Notwithstanding the above, the Cap and Basket Threshold shall in no event apply to any Losses incurred by a Buyer Indemnified Party which relate, directly or indirectly, to (i) an indemnification obligation under SECTIONS 13.2(b), 13.2(d), 13.2(e) OR 13.2(f), (ii) any Losses relating to the Seller's obligations set forth in SECTION 15.1 below to pay for its own expenses in connection with the Contemplated Transactions, (iii) any fraudulent acts committed by Seller, (iv) any amounts due to Buyer which are held in the Harry Fox Escrow, (v) any amounts due to Buyer pursuant to
     ARTICLE XII hereof and (vi) a Breach by Seller of the representations and warranties contained in SECTIONS 4.1(c), 4.10 OR 4.12. The parties further agree that the Basket Threshold shall not apply to any Losses incurred by Buyer or a Buyer Indemnified Party as a result of any Breach of any of Seller's representations and warranties that are qualified by "material", "any material respect", "material adverse affect" or similar term; provided, however, in no event will such agreement be deemed an agreement or understanding that amounts less than the "Basket Threshold" are immaterial to the Business.

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

     13.2 INDEMNIFICATION OF BUYER. Seller, on behalf of itself and its successors and assigns, hereby agrees to indemnify Buyer and its Affiliates, shareholders, directors, partners, officers, employees, agents, representatives and successors, permitted assigns of Buyer and their respective Affiliates (the "Buyer Indemnified Parties") and save and hold them harmless from and against and, subject to the terms of SECTION 13.4 below, pay on behalf of or reimburse the Buyer Indemnified Parties as and when incurred for any and all liabilities, demands, claims, actions, causes of action, assessments, losses, costs, damages, deficiencies, taxes, fines or expenses (whether or not arising out of third party claims), including, without limitation, interest, penalties, reasonable attorneys' fees and all amounts paid in investigation, defense or settlement of any of the foregoing (collectively, "Losses"), which any Buyer Indemnified Party may suffer, sustain or become subject to, in connection with, incident to, resulting from or arising out of or in any way relating to or by virtue of:

          (a) Any misrepresentation or breach of warranty on the part of Seller under Article 4 of this Agreement or any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits, certificates, Disclosure Letter (as update prior to Closing pursuant to SECTION 6.5) or other instruments or documents furnished to Buyer by Seller made in or pursuant to this Agreement;

          (b) Any nonfulfillment or breach of any covenant or agreement on the part of Seller or its subsidiaries under this Agreement; provided that Buyer promptly notify Seller of any such nonfulfillment or breach upon Buyer obtaining actual knowledge of such breach or nonfulfillment;

          (c) Any action, demand, proceeding, investigation or claim by any third party (including any Governmental Body) against or affecting any Buyer Indemnified Party which, if successful, would give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations, warranties, agreements or covenants of Seller;

          (d) Any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon any alleged agreement between the claimant and Seller or any of Seller's Affiliates;

          (e) Any claims or Losses relating, directly or indirectly, to (i) any audit or investigation of the Subsidiaries or the Business by the Harry Fox Agency (or its Affiliates) for any period prior to the Closing Date,
     (ii) Seller's agreement and obligations under SECTION 8.5(b) hereof or
     (iii) other than liabilities specifically accrued for, reflected in the Closing Balance Sheets and reflected in the calculation of the Final Net Tangible Book Value, any Employee Benefit Plans of the Business, Seller, the Subsidiaries or their respective Affiliates which claims or Losses relate, in any manner, to periods prior to the Closing; or

          (f) The Excluded Businesses, the Excluded Assets or the Retained Music Business, regardless of (A) when such Loss arises or (B) whether such Loss relates to periods before or after the Closing.

The rights of the Buyer Indemnified Parties to indemnification under parts (b),
(d), (e) or (f) of this SECTION 13.2 shall apply notwithstanding that the matter in question may be disclosed in the Disclosure Letter, in this Agreement or in any document entered into in connection with the Contemplated Transaction, or may be the subject of, excluded from or beyond the scope of any representation or warranty of Seller in this Agreement. In addition to Buyer's right to indemnification hereunder, Buyer shall also have the right to pursue any remedies at equity that may be available to it in the event of a Breach of this Agreement.

     13.3 INDEMNIFICATION OF SELLER. Buyer, on behalf of itself and its respective successors and assigns, hereby agrees to indemnify Seller and its Affiliates, agents, representatives, successors and permitted assigns (the "Seller Indemnified Parties") and save and hold each of them harmless from and against and pay on behalf of or reimburse the Seller Indemnified Party as and when incurred for any and all Losses which they may suffer, sustain or became subject to, in connection with, incident to resulting from or arising out of or in any way relating to or by virtue of:

          (a) Any misrepresentation or breach of warranty on the part of Buyer under Article 5 of this Agreement or any misrepresentation in or omission from any of the representations, warranties, statements, schedules and exhibits, certificates or other instruments or documents furnished to Seller by the Buyer made in or pursuant to this Agreement or any other Contemplated Agreement;

          (b) Any nonfulfillment or breach of any covenant or agreement on the part of Buyer under this Agreement;

          (c) Any action, demand, proceeding, investigation or claim by any third party (including governmental agencies) against or affecting a Seller Indemnified Party which, if successful, would give rise to or evidence the existence of or relate to a misrepresentation or breach of any of the representations, warranties, agreements or covenants of Buyer;

          (d) Any claim for payment of fees and/or expenses as a broker or finder in connection with the origin, negotiation, execution or consummation of this Agreement based upon any alleged agreement between claimant and Buyer or any of Buyer's Affiliates; or

          (e) Any claim arising which results from Buyer's conduct of the Business after Closing or the failure of Buyer to discharge solely the liabilities included in the calculation of the Final Net Tangible Book Value (except for matters relating to Harry Fox).

     13.4 INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS. In the event that subsequent to the Closing any person or entity entitled to indemnification under this Agreement (an "Indemnified Party") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement or an

Affiliate of a party to this Agreement (including, but not limited to any domestic or foreign court or Governmental Body, federal, state or local) (a "Third Party Claim") against such Indemnified Party, against which a party to this Agreement is required to provide indemnification under this Agreement (an "Indemnifying Party"), the Indemnified Party shall give written notice together with a statement of any available information (other than privileged information) regarding such claim to the Indemnifying Party within twenty (20) business days after learning of such claim (or within such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to such claim). The Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "Defense Notice") within fifteen days (15) after receipt from the Indemnified Party of notice of such claim, which notice by the Indemnifying Party shall specify the counsel it will appoint to defend such claim ("Defense Counsel"), to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the Defense Counsel, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten (10) days after the Defense Notice is provided, then the Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval which approval shall not be unreasonably withheld. If the parties still fail to agree on the Defense Counsel, then, at such time, they shall mutually agree in good faith on a procedure to determine the Defense Counsel. The provisions set forth in this
SECTION 13.4 shall not apply to matters in connection with any Pre-Closing Harry Fox Matters, which matters are subject to the provisions set forth in
SECTION 13.5 below.

          (a) In the event that the Indemnifying Party shall fail to give the Defense Notice within said 15 day period, it shall be deemed to have elected not to conduct the defense of the subject claim, and in such event the Indemnified Party shall have the right to conduct the defense in good faith and to compromise and settle the claim in good faith without prior consent of the Indemnifying Party and the Indemnifying Party will be liable for all reasonable costs, expenses, settlement amounts or other Losses paid or incurred in connection therewith.

          (b) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject claim, the Indemnifying Party shall be entitled to have the exclusive control over said defense settlement of the subject claim and the Indemnified Party will cooperate with and make available to the Indemnifying Party such reasonable assistance and reasonable materials (including providing books, records and reasonable time of personnel) as it may reasonably request, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. If the Indemnified Party elects to so participate in the defense of the subject claim, the Indemnifying Party will not settle the subject claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld.

          (c) Without the prior written consent of the Indemnified Party, the Indemnifying Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive relief or specific performance would be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder.

          (d) Notwithstanding paragraph (b) above, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim (i) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, (ii) to the extent such claim involves criminal allegations against the Indemnified Party, (iii) that if unsuccessful, would set a precedent that would materially interfere with, or have a material adverse effect on, the business or financial condition of the Indemnified Party, or (iv) to the extent such claim imposes liability on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder due to the limitations set forth herein or otherwise. In such an event, the Indemnifying Party will still have all of its obligations hereunder provided that the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld delayed or conditioned.

          (e) Any final judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

          (f) A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this SECTION 13.4 will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged in any material respect, as a result of such failure to give timely notice.

     13.5 HARRY FOX MATTERS. The parties agree that Seller shall have sole liability for any and all matters, claims, investigations or audits relating to the Harry Fox Agency for all periods prior to the Closing ("Pre-Closing Harry Fox Matters"). The parties agree that each of Buyer and Seller may actively participate (at its own expense) in the negotiation and settlement of such Pre-Closing Harry Fox Matters (including the Harry Fox Audit) and each of Buyer and Seller shall, in good faith, cooperate with each other in settling or resolving such matters. The parties further agree that each of Buyer and Seller must jointly approve any settlement or resolution of all Pre-Closing Harry Fox Matters (including the Harry Fox Audit) (such approval shall not be unreasonably withheld, delayed or conditioned). The parties hereto agree that upon final determination of all liabilities in connection with the Harry Fox Audit, such liabilities shall be paid (i) first by Buyer up to the amount of the Harry Fox Reserve and (ii) second through the amounts held in the Harry Fox Escrow. To the extent the amount of the Harry Fox Reserve exceeds all amounts due to the Harry Fox Agency in connection with the Harry Fox Audit, such excess shall, immediately upon the settlement or resolution of the Harry Fox Audit, be paid by Buyer to Seller. In addition, immediately upon the settlement or resolution of the Harry Fox Audit, any amount in the Harry Fox Escrow which is not required to be used to pay liabilities in connection with the Harry Fox Audit shall be paid to Seller. In connection with any Pre-Closing Harry Fox Matters, Buyer, the Subsidiaries and Seller will cooperate, in good faith, with each other and provide such reasonable assistance and reasonable materials (including providing books and records and reasonable time of personnel) as may reasonably be requested in connection with any such Pre-Closing Harry Fox Matters. Until the Pre-Closing Harry Fox Matters have been completely settled or resolved, Buyer shall use all reasonable efforts retain all books and records of the Subsidiaries that may be reasonably required to settle or resolve such matters. If the amounts due to the Harry Fox Agency in connection with the Harry Fox Audit are more than the Harry Fox Reserve and Harry Fox Escrow, taken together, Seller shall be solely liable for any such deficiency and shall immediately indemnify Buyer, in full, for any Losses incurred by Buyer in connection therewith, including, without limitation, the amount of any such deficiency.


                                   ARTICLE XIV

                                   DEFINITIONS

     For purposes of this Agreement, the following terms have the meanings specified:

     "AFFILIATES" -- means an affiliate as defined in Rule 405 under the Securities Act, and includes any past and present Affiliate of a Person.

     "ACCOUNTANTS" -- as defined in SECTION 2.3(b)(iii).

     "ACCOUNTS RECEIVABLE" -- as defined in SECTION 4.7.

     "BEST EFFORTS" -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as reasonably possible but without incurring any extraordinary material expense or any significant obligations not otherwise contemplated by this Agreement or the Contemplated Transactions.

     "BREACH" -- a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any valid claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

     "BUSINESS" -- as defined in the Recitals to this Agreement.

     "BUYER'S CLOSING DOCUMENTS" -- as defined in SECTION 3.3.

     "CLOSING" -- as defined in SECTION 3.1.

     "CLOSING BALANCE SHEETS" -- as defined in SECTION 2.3(a).

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

     "CLOSING DATE" -- the date and time as of which the Closing actually takes place.

     "CODE" -- the Internal Revenue Code of 1986, as amended, or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

     "CONFIDENTIALITY AGREEMENT" -- that certain letter agreement, dated November 12, 1996, as amended, by and between Buyer and Seller.

     "CONSENTS" -- as defined in SECTION 6.4.

     "CONTEMPLATED TRANSACTIONS" -- all of the transactions contemplated by this Agreement,

              (i) the execution, delivery, and performance of Seller's Closing Documents and Buyer's Closing Documents; and

             (ii) the performance by Buyer and Seller of their respective covenants and obligations under this Agreement and each of the Seller Transaction Documents and Buyer Transaction Documents.

     "CONTRACT" -- any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

     "DISCLOSURE LETTER" -- the disclosure letter delivered by Seller to Buyer concurrently with the execution and delivery of this Agreement.

     "DOMINION" -- as defined in the Recitals to this Agreement.

     "DOMINION STOCK" -- as defined in Article I.

     "ENCUMBRANCE" -- any claim, lien, pledge, charge, security interest, equitable interest, option, right of first refusal or preemptive right, or other restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

     "ENVIRONMENTAL AND SAFETY REQUIREMENTS" -- means all federal, state and local statutes, laws, rules, regulations, codes, ordinances, orders, standards, permits, licenses, actions, policies and requirements (including consent decrees, judicial decisions and administrative orders) relating to protection, preservation or conservation of the environment and public or worker health and safety, all as amended, hereafter amended or reauthorized.

     "ERISA" -- the Employee Retirement Income Security Act of 1974, as amended, or any successor law.

     "EXCHANGE ACT" -- the Securities Exchange Act of 1934, as amended.

     "EXCLUDED BUSINESSES" -- as defined in Article I.

     "FACILITIES" -- as defined in SECTION 4.6(b).

     "FINANCIAL STATEMENTS" -- as defined in SECTION 4.3.

     "GAAP" -- generally accepted United States accounting principles, applied on a basis consistent with the basis on which the audited financial statements referred to in SECTION 5.4 were prepared.

     "GOVERNMENTAL AUTHORIZATION" -- any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

     "GOVERNMENTAL BODY" -- any:

              (i) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

             (ii) federal, state, local, municipal, foreign, or other government;

            (iii) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or other entity and any court or other tribunal);

             (iv)   multi-national organization or body; or

              (v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

     "HAZARDOUS MATERIALS" -- means (i) hazardous substances, as defined by the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 ET SEQ.; (ii) hazardous wastes as defined by the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 ET SEQ.; (iii) petroleum, including without limitation, crude oil or any fraction thereof which is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (iv) any radioactive material, including, without limitation, any source, special nuclear, or by-product material as defined in 42 U.S.C. Section 2011 ET SEQ.; (v) asbestos in any form or condition; (vi) polychlorinated biphenyls; and (vii) any other material, substance or waste to which liability or standards of conduct may be imposed under any Environmental and Safety Requirements.

     "HSR ACT" -- as defined in SECTION 4.2(d).

     "INSURANCE POLICIES" -- as defined in SECTION 4.17.

     "INTELLECTUAL PROPERTY" -- all intellectual property and proprietary information used in connection with the Business, including, without limitation,

Seller's and the Subsidiaries' names and assumed names, the music catalogue, all patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice); all trademarks, service marks, trade dress, trade names and corporate names; all registered and unregistered statutory and common law copyrights; all registrations, applications and renewals for any of the foregoing; all trade secrets, confidential information, ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, improvements, proposals, technical and computer data, documentation and software, financial, business and marketing plans, and customer and supplier lists and related information and all other proprietary rights).

     "INTERIM BALANCE SHEET" -- as defined in SECTION 4.3.

     "INVENTORY" -- as defined in SECTION 4.8.

     "IRS" -- the United States Internal Revenue Service.

     "KTI" -- as defined in the Recitals to this Agreement.

     "KTI STOCK" -- as defined in Article I.

     "KNOWLEDGE" -- where any representation or warranty of the Seller in this Agreement is expressly qualified by "to the knowledge of Seller", "to Seller's knowledge" or similar reference, it refers the knowledge of the responsible officers of Seller and the Subsidiaries (after due and adequate inquiry, in good faith, by such officers of all employees and agents of Seller and the Subsidiaries who would have knowledge of such matters) to the existence of facts that are the subject of such representations and warranties.

     "LEGAL REQUIREMENT" -- any federal, state, local, municipal, foreign, or other constitution, ordinance, regulation, statute, treaty, or other law adopted, enacted, implemented, or promulgated by or under the authority of any Governmental Body or by the eligible voters of any jurisdiction, and any agreement, approval, consent, injunction, judgment, license, order, or permit by or with any Governmental Body or to which Seller, with respect to the operations of the Subsidiaries, or either of the Subsidiaries is a party or by which Seller, with respect to the operations of the Subsidiaries, or either of the Subsidiaries, is bound.

     "LICENSE AGREEMENTS" -- as defined in SECTION 8.4.

     "MATERIAL CONTRACT" -- as defined in SECTION 4.16(a).

     "MAUREEN CATALOG" -- as defined in SECTION 8.4.

     "MBCA" -- as defined in SECTION 4.2(b).

     "NET TANGIBLE BOOK VALUE" -- as defined in SECTION 2.3(a).

     "NON-EXCLUSIVE TERRITORY" -- shall mean (i) the countries of Algeria, Bahrain, Quatar, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Yemen, Saudi Arabia, Sudan, Syria, Tunisia and the United Arab Emirates (or any future territory or country comprising the foregoing geographic areas), and (ii) the remaining countries comprising the continent of Africa.

     "NTBV SCHEDULE" -- as defined in SECTION 2.3(b)(i).

     "OLD TOWN CATALOG" -- as defined in SECTION 8.4.

     "ORDER" -- any award, injunction, judgment, order, ruling, subpoena, or verdict or other decision entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

     "ORDINARY COURSE OF BUSINESS" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

              (i) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

             (ii) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and does not require any other separate or special authorization of any nature; and

            (iii) such action is similar in nature and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal day to day operations of other Persons that are in the same line of business as such Person.

     "ORGANIZATIONAL DOCUMENTS" -- (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (iii) any amendment to any of the foregoing.

     "PERSON" -- any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Body.

     "PRELIMINARY BOOK VALUE" -- as defined in SECTION 2.3.

     "PROCEEDING" -- any suit, litigation, arbitration, hearing, audit, investigation, or other action (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

     "PROPRIETARY RIGHTS AGREEMENT" -- as defined in SECTION 4.19.

     "PROTEST NOTICE -- as defined in SECTION 2.3(b)(iii).

     "PURCHASE PRICE" -- as defined in SECTION 2.1.

     "RELATED PERSON" -- with respect to a particular individual:

              (i)   each other member of such individual's Family; and

             (ii) any Person that is directly or indirectly controlled by any one or more members of such individual's Family.

     With respect to a specified Person other than an individual:

              (i) any Person that, directly or indirectly, controls, is controlled by, or is under common control with such specified Person; and

             (ii) each Person that serves as a director, executive officer, general partner, executor, or trustee of such specified Person (or in a similar capacity);

For purposes of this definition, the "Family" of an individual includes (i) such individual, (ii) the individual's spouse and former spouses, (iii) any lineal ancestor or lineal descendant of the individual, or (iv) a trust for the benefit of the foregoing. A Person will be deemed to control another Person, for purposes of this definition, if the first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management policies of the second Person, (x) through the ownership of voting securities,
(y) through common directors, trustees or officers, or (z) by contract or otherwise).

     "REPRESENTATIVE" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

     "RETAINED MUSIC BUSINESS" -- as defined in SECTION 8.4.

     "REVIEW PERIOD" -- as defined in SECTION 2.3(b)(ii).

     "SECURITIES ACT" -- the Securities Act of 1933, 15 U.S.C. Section 77a et seq., as amended, or any successor law.

     "SEC" -- the Securities and Exchange Commission.

     "STOCK" -- as defined in Article I.

     "SUBSIDIARIES" -- as defined in the Recitals to this Agreement.

     "SELLERS CLOSING DOCUMENTS" -- as defined in SECTION 3.2.

     "SELLER TRANSACTION DOCUMENTS" -- as defined in SECTION 4.2.

     "SELLER GOVERNMENTAL AUTHORIZATIONS" -- as defined in SECTION 4.13(b).

     "TAX OR TAXES" -- means any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     "THREATENED" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing).


                                   ARTICLE XV

                               GENERAL PROVISIONS

     15.1 EXPENSES. Each of Buyer, on one hand, and Seller on the other hand, shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and carrying out the Contemplated Transactions. In the event a filing under the HSR Act is required, the Buyer and Seller shall each pay one-half of the filing fees.

     15.2 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand; (b) when sent by telecopier, provided that a copy is mailed by U.S. certified mail, return receipt requested; (c) three days after sent by Certified U.S. Mail, return receipt requested; or (d) one day after deposit with a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

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Seller:                                     with copies to:

     K-tel International, Inc.              Kaplan, Strangis and Kaplan, P.A.
     2605 Fernbrook Lane North              5500 Norwest Center
     Minneapolis, Minnesota 55447           90 South Seventh Street
     Attention:  President                  Minneapolis, Minnesota 55402
     Telecopy No.: (612) 509-9409           Attention:  Bruce J. Parker, Esq.
                                            Telecopy No.:  (612) 375-1143

                                            Philip Kives
                                            K-5 Leisure Products, Inc.
                                            220 Saulteaux Crescent
                                            Winnipeg, Manitoba, Canada R3J 3W2
                                            Telecopy No.:  (204) 832-7782

Buyer:                                      with a copy to:

     Platinum Entertainment, Inc.           Katten Muchin & Zavis
     2001 Butterfield Road                  525 West Monroe Street
     Downers Grove, Illinois 60515          Suite 1600
     Attention:  Steven Devick              Chicago, Illinois  60661-3693
     Telecopy No.: (630) 769-0049           Attention:  Matthew S. Brown, Esq.
                                                        Adam H. Schecter, Esq.
                                            Telecopy No.:  (312) 902-1061

     15.3 FURTHER ASSURANCES. To the extent consistent with the terms of this Agreement, the parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of the Contemplated Transactions.

     15.4 WAIVER. The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.

     15.5 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior oral or written agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) as a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, except that until the Closing, the Confidentiality Agreement shall remain in full force and effect in accordance with its terms. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

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     15.6 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.  None of the
parties may assign any of its rights under this Agreement without the prior consent of the other parties except that Buyer may assign any of its rights under this Agreement to any subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement except as provided in SECTION 8.10(b).

     15.7 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     15.8 SECTION HEADINGS, CONSTRUCTION. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Sections" refer to the corresponding Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     15.9 GOVERNING LAW. This Agreement will be governed by and construed under the laws of the State of Delaware without regard to conflict of laws principles.

     15.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     15.11 NO STRICT CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

BUYER:                             SELLER:

PLATINUM ENTERTAINMENT, INC.       K-TEL INTERNATIONAL, INC.



By: /s/ Thomas Leavens             By: /s/ Philip Kives
____________________________       _______________________________________


Its: COO                           Its: Chairman & Chief Executive Officer
____________________________       _______________________________________

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